UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement
AEROGROW INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee Required.
☐ Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:  Common Stock, par value $.001 per share

         2) Aggregate number of securities to which transaction applies:  _________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): --

         4) Proposed maximum aggregate value of transaction:  _____________

         5) Total Fee Paid.  ____________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:  none.

         2) Form, Schedule or Registration Statement No.:  14C

         3) Filing Party:

         4) Date Filed:

AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200,
Boulder, Colorado  80301
(303) 444-7755

Dear Stockholder:

We are furnishing this Information Statement to the holders of the Common Stock and Series A Convertible Preferred Stock of AeroGrow International, Inc., a Nevada corporation (the "Company") as of April 28, 2011.  The purpose of this Information Statement is to inform all of our stockholders that by written consents dated April 28, 2011, the holders of 76.78% of our issued and outstanding shares of Series A Convertible Preferred Stock and 53.13% of our issued and outstanding shares of Common Stock (collectively our “Majority Shareholders”) approved the following actions (collectively the “Shareholder Actions”):

1.
The ratification and approval of the Transaction Agreement in the form of Appendix I hereto, together with all ancillary documents and agreements provided for therein or contemplated thereby (collectively the “Transaction Documents”) providing for, inter alia, the Company becoming a joint venture partner with Cyrano Partners, LLC (“Cyrano”) in the formation and organization of AG Worldwide, LLC, (“AG Worldwide”) and the sale by the Company to AG Worldwide of substantially all of its assets (the “Shareholder Action”); and

2.
Granting to the Board of Directors the authority to approve the final terms and conditions of the formation, organization and capitalization of AG Worldwide, including (i) the percentage of the Company’s membership interest in AG Worldwide, (ii) the terms and conditions of all third party approvals needed to consummate the Transaction Documents, and (iii) the terms and conditions of the capital funding for AG Worldwide.

As the Shareholder Action constitutes the sale of substantially all of the Company’s assets, Nevada law requires that the Shareholder Action be approved by a majority of our outstanding voting securities. As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received a written consent from the Majority Shareholders of the Company approving the Shareholder Action.

The Shareholder Action described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE TRANSACTION AUTHORIZATION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE TRANSACTION.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Shareholder Action, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to Shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

                                   Very truly yours,

                                   Jack J. Walker
                                   Chairman

AEROGROW INTERNATIONAL, INC.

INFORMATION STATEMENT

INFORMATION STATEMENT
AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200
Boulder, Colorado  80301
(303) 444-7755

Introduction

    This Information Statement is being furnished to the Shareholders of AeroGrow International, Inc., a Nevada corporation (the "Company"), in connection with the prior approval by written consent of the Majority Shareholders of the Company of the Shareholder Action.

    The Board of Directors believes that consummation of the Shareholder Action is in the best interests of the Company and its Shareholders. Accordingly, on April 9, 2011, the Board unanimously approved the Shareholder Action and directed that it be submitted for stockholder approval.

    Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), outstanding as of the close of business on April 28, 2011 is required to approve the Shareholder Action. Under our Articles of Incorporation, as amended, the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock outstanding as of the close of business on April 28, 2011 is also required to approve the Shareholder Action. As of April 28, 2011, there were outstanding 19,244,160 shares of Common Stock and 7,576 shares of Series A Convertible Preferred Stock, representing a total of 19,244,160 votes of Common Stock and 43,822,253 votes of Series A Convertible Preferred Stock voting as Common Stock on an as-converted basis. As permitted by the Nevada Revised Statutes, on April 28, 2011, the Company received a written consent in lieu of a meeting of Shareholders from holders of 1,188,325 shares of our common stock and shareholders owning an aggregate of 5,817 shares of our Series A Convertible Preferred Stock representing 53.13% of the total voting rights of the holders of Common Stock and 76.78% of the total voting rights of the holders of Series A Convertible Preferred Stock approving the Shareholder Action.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE TRANSACTION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE TRANSACTION.

    The Shareholder Action will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

    This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Shareholder Action before it is consummated. This Information Statement is first being mailed on or about May        , 2011 to holders of record of Common Stock and Series A Convertible Preferred Stock as of the close of business on April 28, 2011.

Summary Term Sheet

    This Information Statement is being furnished to the Shareholders of AeroGrow International, Inc., a Nevada corporation, in connection with the prior approval by our Board of Directors, and the approval by written consent of a majority of our Shareholders, for the Shareholder Action. The terms "we," "our," and the "Company" in this Information Statement refer to AeroGrow International, Inc.  References to "you" are to the Shareholders of AeroGrow International, Inc.

This section contains a summary of the material features of the Transaction Documents and other matters approved by our Majority Shareholders.  This summary may not contain all of the information that is important to you to understand the Shareholder Action fully. We strongly encourage you to read carefully the entire Information Statement.  We have included the salient agreements as Appendices I and II.  This summary includes page references in parentheses to direct you to more complete descriptions of the topics presented in this summary.

●
AeroGrow experienced sluggish sales during the economic recession during the years 2008 through 2009. Our disappointing results of operations contributed to a significant shortage of working capital.  To meet our working capital requirements, in 2009 we sold an aggregate of 7,586 shares of Series A Convertible Preferred Stock to raise $6,684,536 in new equity. (14, 30)

●
In early 2010, we implemented a new marketing strategy that focused our selling efforts on direct to consumer channels.  To provide working capital to support the new marketing program and holiday season operating requirements, in mid-2010 we raised  $7.02 million through the sale of 8% Convertible Debentures through GVC Capital, LLC, as Placement Agent. In late 2010 we raised an additional $1.5 million through the sale of 15% Convertible Notes, also through GVC Capital, LLC, as Placement Agent.  While the execution of our new strategy resulted in modest improvement in performance during the fourth calendar quarter of 2010, we were left with more than $10 million in short and medium term, high interest debt that impaired our ability to continue as a going concern. (14, 36, 41)

●
During 2010, we were introduced to the principals of Cyrano Partners, LLC, (“Cyrano”) which specializes in multi-level marketing (“MLM”).  As a result of extensive discussions, we reached agreements in principle to form a joint venture with Cyrano to expand distribution of our products into the MLM sales channel, and if that effort proves successful, to transition our company into one that focuses primarily on developing the MLM sales channel. (41)

●
Effective April 12, 2011, we entered into a Transaction Agreement with Cyrano and AG Worldwide, LLC, (“AG Worldwide”), an entity formed by Cyrano to constitute the joint venture between AeroGrow and Cyrano, which is attached as Appendix I hereto.  The Transaction Agreement is an omnibus agreement that outlines the various documents and agreements which will, when consummated, collectively constitute the joint venture (collectively the “Transaction Documents”).  The Cyrano Agreements provide for the arrangements that follow below, which are the subject matter of the Shareholder Action. (36)

●
AeroGrow and Cyrano Partners, LLC will form a joint venture from the existing entity formed by Cyrano called AG Worldwide, LLC (the “AG Worldwide Transaction”).  The closing of the joint venture will be subject to the following contingencies (“Conditions Precedent”): (36)

(i)
the Company must receive approval from its secured creditors to consummate the AG Worldwide Transaction, which includes a Majority in Interest of holders of our 8% convertible notes, a Majority in Interest of our 15% convertible notes, and the consent of First Western Trust Bank;

(ii)
the Company must receive approvals from its Series A Convertible Preferred shareholders and from its Common shareholders to consummate the AG Worldwide Transaction, which condition is satisfied by the Shareholder Actions;

(iii)	a definitive Schedule 14C Information Statement must be filed with the Securities and Exchange Commission and mailed to the Company’s shareholders, and

(iv)	AG Worldwide must have obtained at least $3 million in equity capital (the “Capital Raise”).

●
The Operating Agreement for AG Worldwide will define the relative rights, responsibilities and entitlements of AeroGrow and Cyrano in the joint venture.  The terms of the Operating Agreement have been agreed upon, subject to modifications that may be agreed between the parties prior to execution.  The Operating Agreement will be executed at such time as all of the Conditions Precedent have been satisfied.  The terms and conditions of the Operating Agreement can be summarized as follows: (37)

(i)	AeroGrow and Cyrano will have equal ownership percentages of AG Worldwide and will be subject to equal dilution from the equity capital to be raised by AG Worldwide.

(ii)
Cyrano will contribute its MLM expertise, relationships, business plan for the AG Worldwide initiative, and a proprietary distributor compensation plan.  The principals of Cyrano have agreed to a three-year exclusivity period during which they will devote substantially all of their time and efforts to the development of the AG Worldwide distributor network and to sales of AeroGrow products.  Following the exclusivity period, if there are additional non-competitive MLM opportunities that the Cyrano principals wish to pursue and overlay onto the downline network developed for AG Worldwide, then the joint venture company will have a right of first offer to participate in providing the capital necessary to pursue such opportunities.

(iii)
AeroGrow will transfer substantially all of its assets to the joint venture, including inventory, fixed assets, and intangibles.  Excluded assets will include cash, accounts receivable and deposits.  AeroGrow will also contribute its management expertise, product knowledge, and supply chain relationships.  AeroGrow will assign its rights relating to key contracts (leases, for example) and the joint venture will assume the related liabilities.  To the extent there are accounts payable related to inventory in transit, the joint venture will also assume these liabilities.  Otherwise, AeroGrow will retain its existing liabilities.

●
In return for transferring its assets and providing management, employees and business infrastructure, AeroGrow will receive a $5.0 million secured promissory note from the joint venture.  The note will contain the following terms and conditions: (37)

(i)	Term: Three years, with an option to extend for an additional year if the principal balance on the note has been reduced to at least $2.5 million.

(ii)	Interest Rate: 4.5% per annum.

(iii)
Amortization Schedule:  Until the earlier of six months after the closing of the joint venture transaction or December 31, 2011, 5% of the joint venture’s gross revenue will be remitted to AeroGrow on a monthly basis to pay accrued interest and principal.  After that time, the percent of revenue remitted to AeroGrow will increase to 10% until such time as the note has been repaid in full.  If the joint venture’s cash balance drops below $1 million, then payments to AeroGrow will be suspended until such time as the cash balance again exceeds $1 million, with a claw-back provision to recover payments missed while the cash balance is below the floor amount.

(iv)
Events of Default:  Failure to remit payments as provided above (not cured within 15 business days); cross-default to failure to pay other indebtedness when due; standard provisions relating to bankruptcy/insolvency of the joint venture.

(v)	Default Remedies: Acceleration, exercise of rights to collateral.

(vi)	Security: Assets transferred to the joint venture by AeroGrow, with a provision that the amount of inventory included in the collateral will be fixed at the amount initially contributed by AeroGrow.

●	No distributions to partners, other than tax distributions, will be allowed until the note has been paid in full. (38)

●
AeroGrow will also have a special distribution right that will provide $1.0 million in disproportionate distributions relative to its ownership percentage.  This special distribution right will be paid in accordance with a formula commencing after the secured promissory note due to AeroGrow has been repaid in full. (38)

●
Cyrano will have a four-year call option to purchase one-half of AeroGrow’s interest in the joint venture for $12 million.  This amount is fixed, regardless of AeroGrow’s ownership percentage at the time the option is exercised. (38)

●
After the joint venture transaction is closed, AG Worldwide will operate the new MLM initiative as well as the existing direct response, retail and international businesses of AeroGrow.  AeroGrow International, Inc. will become a holding company for its investment in the joint venture, and the related note.  Existing obligations of the holding company will be serviced from cash remitted by the joint venture. (36)

●
The AG Worldwide Operating Agreement anticipates that the executive management team of AG Worldwide will consist of the following individuals, subject to the terms of employment being agreed and finalized for each of the prospective executives: (38)

(i)	Melyn Campbell, Chairman & CEO
(ii)	Mike Wolfe, President & COO
(iii)	Greg Clarke, CFO
(iv)	Jack Peterson, Vice President

●
AG Worldwide will be governed by a Board of Managers.  Cyrano and AeroGrow will each name three Managers.  The remaining Manager will be named by the investors providing the Capital Raise.  Board actions will be decided by a simple majority, with the exception of the admission of additional member partners, and early termination of the three-year Cyrano exclusivity period, each of which will require a unanimous vote of the Managers.  In addition, once the joint venture revenue reaches $18 million on a trailing twelve month basis, the Managers appointed by Cyrano will have the sole authority to determine if, how, and when to phase-out the non-MLM business activities of the joint venture. (39)

●
To bridge the time needed to satisfy the Conditions Precedent, AeroGrow and Cyrano have entered into a Distributor and License Agreement (attached as Appendix II hereto) with AG Worldwide pursuant to which AeroGrow appointed AG Worldwide a distributor of AeroGrow products and granted AG Worldwide a license to use AeroGrow’s patents and patents pending, trade secrets, trademarks, service marks, logos and other intellectual property.  The Distributor and License Agreement also defines the obligations of each party, the manner in which the parties will interact, and the financial arrangement between the parties related to sales and other transactions.  The Distributor and License Agreement will be terminated in the event the Capital Raise is not finalized on or before the later of June 30, 2011, or 60 days after the earlier of July 31, 2011 or the date AeroGrow satisfies the shareholder and creditor consent Conditions Precedent. (40)

Summary Information In Question And Answer Format

    The following information, in question and answer format, summarizes many of the material terms of the Company's proposed Shareholder Action.   For a complete description of the terms and conditions of the Shareholder Action, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

Why am I receiving these materials?

    We are required to deliver this Information Statement to all holders of our voting stock on the record date, April 28, 2011, to inform them that on April 28, 2011 the “Majority Stockholders” (as defined below) took certain actions by written consent, as permitted under our Bylaws and Nevada law, that would otherwise require a meeting of stockholders.

    This Information Statement is being sent to you because you are a holder of our common stock or Series A Convertible Preferred Stock as of the record date.  As of the record date, 19,244,160 shares of our common stock and 7,576 shares of our Series A Convertible Preferred Stock were outstanding.

    We will begin mailing this Information Statement, on or about May __, 2011.

    We have requested that banks, brokerage firms and other nominees who hold common stock on behalf of the owners of the common stock (such stock is often referred to as being held in “street name”) as of the close of the record date forward these materials to those beneficial owners.  We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What actions did the Majority Stockholders of the voting stock approve or authorize?

    The majority holders of our Common Stock and Series A Convertible Preferred Stock approved the following actions:

1.
The ratification and approval of the Transaction Agreement in the form of Appendix I hereto, together with all ancillary documents and agreements provided for therein or contemplated thereby (collectively the “Transaction Documents”) providing for, inter alia, the Company becoming a joint venture partner with Cyrano Partners, LLC (“Cyrano”) in the formation and organization of AG Worldwide, LLC, (“AG Worldwide”) and the sale by the Company to AG Worldwide of substantially all of its assets (the “Shareholder Action”); and

2.
Granting to the Board of Directors the authority to approve the final terms and conditions of the formation, organization and capitalization of AG Worldwide, including (i) the percentage of the Company’s membership interest in AG Worldwide, (ii) the terms and conditions of all third party approvals needed to consummate the Transaction Documents, and (iii) the terms and conditions of the capital funding for AG Worldwide.

What Vote Is Required To Approve The Shareholder Action?

    Approval of the Shareholder Action requires the affirmative vote of the holders of not less than a majority of the Company's outstanding Common Stock and Series A Convertible Preferred Stock, voting separately as a class.

What Constitutes A Majority Of The Company's Outstanding Common  Stock and Series A Convertible Preferred Stock?

    On April 18, 2011, the Company had 19,244,160 shares of Common Stock issued and outstanding and 7,576 shares of Series A Convertible Preferred Stock issued and outstanding.  Including the Series A Convertible Preferred Stock on an as-converted to common shares basis, 31,533,208 constitutes a majority of the shares of Common Stock issued and outstanding and 3,789 constitutes a majority of the shares of Series A Convertible Preferred Stock issued and outstanding.

Who Voted In Favor Of The Shareholder Action?

    Shareholders owning an aggregate of 1,188,325 shares of our common stock and shareholders owning an aggregate of 5,817 shares of our Series A Convertible Preferred Stock representing an aggregate of 32,316,693 shares of common stock on an as converted basis voted in favor of the Shareholder Action. Those shares combined represent 53.13% of the voting power of common stock and Series A Convertible Preferred Stock outstanding. Those shareholders consisted of Jack J. Walker and related parties, Lazarus Investment Partners LLLP, Michael S. Barish, Joyce F. Barish, H. Leigh Severance and related parties, the estate of Jervis B. Perkins, J. Michael Wolfe, Thomas K. Cagney, H. MacGregor Clarke, John K. Thompson, Jerome P. Lauffenburger, and Jeffrey M. Brainard.  Such shareholders shall be referred to as the" Majority Shareholders".

Will The Shareholders That Voted In Favor Of The Shareholder Action Have Any Special Interest in the Shareholder Action?

    Yes.  Under the terms of the AG Worldwide Operating Agreement, it is anticipated that J. Michael Wolfe and H. MacGregor Clarke will serve as executive officers of AG Worldwide.  However, the proposed terms of employment for Mr. Wolfe and Mr. Clarke have not been finalized and they have not agreed to serve in these capacities for AG Worldwide.  There can be no assurances given that they will ultimately take on these responsibilities at AG Worldwide.  In addition, Jack J. Walker, Mr. Wolfe and Mr. Clarke may serve as the Managers of AG Worldwide designated by AeroGrow.

Why Isn't The Company Holding A Shareholders Meeting To Vote On The Proposed Shareholder Action?

    In order to lawfully close on the proposed Shareholder Action, Nevada law requires that a majority of shares of Common Stock and Series A Convertible Preferred Stock vote in favor of the proposed Shareholder Action. The Shareholders voting in favor of the proposed Shareholder Action represent 53.13% of the voting power of Common Stock outstanding and Series A Convertible Preferred Stock voting on an as-converted basis and 76.78% of the shares of Series A Convertible Preferred Stock outstanding, voting separately as a class.  Therefore, management concluded that because approving a transaction by the written consent of Shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a Shareholders meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Action, management and the Board of Directors decided not to conduct a meeting of Shareholders. Instead, Shareholders owning a majority of the voting power of Common Stock outstanding and Series A Convertible Preferred Stock voting on an as-converted basis, and a majority of the Series A Convertible Preferred Stock outstanding signed a written consent approving the Shareholder Action and the transactions contemplated thereby.

What Will Happen To The Company After The Shareholder Action?

    Following the Shareholder Action, the Company will serve as a holding company for the joint venture interest in AG Worldwide and the note receivable from AG Worldwide that we will acquire in exchange for our assets. The Company will cease manufacturing and selling its products directly; but, will indirectly continue its business, subject to a change in strategic plan, through AG Worldwide.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

    Company Shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

    There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Action.

Why is the Company proposing to sell its assets into the AG Worldwide joint venture?

    While we believe there exists a viable commercial market for our products, it appears that penetrating the market on a sustained basis will require more capital than we are likely to be able to raise into the existing AeroGrow entity.  In addition, at our current operating levels it is unlikely that we will be able to repay the more than $10 million in short and medium term, high interest debt we have incurred over the past 24 months.  Utilizing the joint venture structure is intended to enable us to raise the capital necessary to support our current operating businesses and the new MLM initiative, and provide a source of cash flow with which AeroGrow can satisfy its existing obligations.  Finally, the MLM distribution channel represents a high-growth opportunity for the sales of AeroGrow products, and the Cyrano group has a successful history of developing multi-level marketing strategies for new products in the MLM distribution channel.

Will any of the proceeds from the sale of the Company’s assets to AG Worldwide be distributed to the Company’s shareholders?

    No.  The proceeds to be received by the Company from the sale of the assets to AG Worldwide will consist of (i) the $5.0 million note, (ii) a $1.0 million preferred member distribution right, and (iii) future distributions of net cash flow from AG Worldwide, the amount and timing of which cannot be predicted.  Initial and future sale proceeds and distributions from AG Worldwide will first be used to repay the Company’s secured and unsecured debt and pay continuing operating costs.  It is therefore unlikely that any funds will be available for payment of a dividend to our shareholders until such time as the Company’s creditors have been repaid.

WHO CAN HELP ANSWER YOUR QUESTIONS?

H. MacGregor Clarke
Chief Financial Officer
AeroGrow International, Inc.
6075 Longbow Drive, Suite 200
Boulder, CO.  80301
Telephone: 303-444-7755

Prior Stockholder Approval

    Our ability to undertake the Shareholder Action without a meeting of our Shareholders is authorized by Section 78.320(2) of the Nevada Revised Statutes.  That section generally provides that a Nevada corporation may substitute for action on a matter by its Shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Shareholder Action. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further stockholder action on the Shareholder Action.

    Holders of record of the Company's Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Action.

    Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the voting power of Common Stock outstanding and Series A Convertible Preferred Stock voting on an as-converted basis as of the close of business on the Record Date, was required to approve the Shareholder Action. Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. Each holder of Series A Convertible Preferred Stock was entitled to a number of votes equal to the number of shares of Common Stock their Series A Convertible Preferred Stock was convertible into. Under the terms of the Certificate of Designations for the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock had the right to approve the Shareholder Action voting separately as a class. As of April 28, 2011, there were outstanding 19,244,160 shares of Common Stock and 7,576 shares of Series A Convertible Preferred Stock, representing a total of 19,244,160 votes of Common Stock and 43,822,254 votes of Series A Convertible Preferred Stock. As of that date, the Majority Shareholders held 1,188,325 shares of Common Stock and 5,817 shares of Series A Convertible Preferred Stock and were entitled to cast a total of 33,505,018 votes, or 53.13% of the total votes entitled to be cast by all holders of our Common Stock and Series A Convertible Preferred Stock voting on an as-converted basis, and a total of 5,817 votes, or 76.78% of the total votes entitled to be cast by all holders of our Series A Preferred Convertible Stock.

    The action by written consent approving the Shareholder Action was executed effective on April 28, 2011.

No Dissenters' Rights

    In accordance with the Nevada General Corporation Law, our Shareholders do not have dissenters' or appraisal rights in connection with the Shareholder Action.

Certain Federal Income Tax Consequences

    The Shareholder Action will not result in any impact on our Shareholders for federal and state income tax purposes.

Government Approvals

    Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Shareholder Action, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Action.

Interests of Persons in Matters to be Acted Upon

    The Majority Shareholders that approved the Transaction Documents do not have a financial interest in the Transaction or the Transaction Documents that are materially different than our other shareholders, except that the AG Worldwide Operating Agreement anticipates that J. Michael Wolfe and H. MacGregor Clarke, our President and Chief Financial Officer, respectively, will serve as executive officers and Managers of AG Worldwide.  However, the proposed terms of employment for Mr. Wolfe and Mr. Clarke for serving as executives of AG Worldwide have not been finalized.  Mr. Wolfe and Mr. Clarke have not agreed to assume the roles noted above, and there can be no assurances given that they will join the executive management team of AG Worldwide.  In addition, Jack J. Walker, Mr. Wolfe and Mr. Clarke may serve as the Managers of AG Worldwide designated by AeroGrow.

Voting Securities And Principal Holders Thereof

    As of the Record Date, there were 19,244,160 shares of Common Stock, and 7,576 shares of Series A Convertible Preferred Stock issued and outstanding.

    The table shows the number of shares owned as of April 28, 2011 by our Directors and Officers and securityholders having a beneficial ownership of more than 5% of outstanding common stock and Series A Convertible Preferred Stock.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

	Common Stock			Series A Preferred Stock
Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Number of Common Shares Acquirable Within 60 Days (2)	Percent of Class	Number of Series A Preferred Shares Beneficially Owned (1)	Number of Series A Preferred Shares Acquirable Within 60 Days (2)	Percent of Class	Percent Total Voting Power (3)

5% Stockholders

Jack J. Walker (4), (5)	42,274,714	42,050,306	68.97%	4,974	1,324	55.89%	32.51%
Lazarus Investment Partners LLLP (6)	29,554,014	29,051,158	61.19%	1,288	428	16.09%	8.37%
The Peierls Foundation, Inc. (7)	16,546,574	16,546,574	46.23%	-	-	-	-
GVC Capital LLC (8)	15,373,333	15,373,333	44.41%	-	-	-	-
Michael S. Barish (5), (9)	9,964,569	9,811,404	34.29%	649	217	8.33%	4.05%
Alpha Capital Anstalt (10)	8,116,000	8,000,000	29.79%	790	400	9.90%	6.37%
Chestnut Ridge Partners, LP (11)	6,201,500	6,201,500	24.37%	-	-	-	-
David Weiner (12)	5,092,055	5,092,055	20.92%	-	-	-	-
H. Leigh Severance (13)	4,576,214	4,456,836	19.31%	325	108	4.23%	2.10%
Mingkeda Industries Co., Ltd. (14)	4,593,337	4,583,337	19.28%	825	275	10.51%	4.86%
Max & Kathleen Duncan JTWROS (15)	4,158,959	4,158,959	17.77%	-	-	-	-
Porter Partners, LP (16)	4,158,959	4,158,959	17.77%	-	-	-	-
The Angell Foundation (17)	4,136,643	4,136,643	17.69%	-	-	-	-
J. Michael Wolfe (5), (18)	3,873,254	3,873,254	16.75%	270	90	3.52%	1.59%

William D. Moreland (19)	3,214,313	3,214,313	14.31%	-	-	-	-
Kayue Electric Company Ltd. (20)	3,138,891	3,138,891	14.02%	565	188	7.28%	3.32%
Thunder Funding LLC (21)	2,777,780	2,777,780	12.61%	500	500	6.19%	0.00%
Brio Capital, LP (22)	2,599,350	2,599,350	11.90%	-	-	-	-
Brian Eliot Peierls (23)	2,481,986	2,481,986	11.42%	-	-	-	-
E. Jeffrey Peierls (24)	2,481,986	2,481,986	11.42%	-	-	-	-
Jerome P. Lauffenburger (25)	2,285,630	2,145,296	10.69%	199	66	2.60%	1.39%
Joint Glory International Limited (26)	2,125,012	2,062,507	9.97%	360	180	4.64%	1.68%
Duncan Family Trust (27)	2,079,480	2,079,480	9.75%	-	-	-	-
J & T Meadows, Ltd. (28)	2,079,480	2,079,480	9.75%	-	-	-	-
H. MacGregor Clarke (5), (29)	1,939,902	1,934,902	9.16%	112	37	1.47%	0.67%
Jervis B. Perkins (30)	1,763,835	1,758,335	8.40%	303	101	3.95%	1.79%
Margaret Bathgate (31)	1,557,116	1,557,116	7.49%	-	-	-	-
Grad-Wurn LLC (32)	1,529,350	1,529,350	7.36%	-	-	-	-
UD Ethel F. Peierls Charitable Lead Trust (33)	1,447,825	1,447,825	7.00%	-	-	-	-
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA (34)	1,370,671	1,370,671	6.65%	-	-	-	-
Alvin R. Bonnette TTEE for Alvin R. Bonnette Rev. Trust dated 1/31/1985 (35)	1,039,740	1,039,740	5.13%	-	-	-	-
David W. Fulker & Natalie Wolman JTWROS (36)	1,039,740	1,039,740	5.13%	-	-	-	-
George F. Wood (37)	1,039,740	1,039,740	5.13%	-	-	-	-
Janice D. Bowen (38)	1,039,740	1,039,740	5.13%	-	-	-	-
Lawrence Greenberg (39)	1,039,740	1,039,740	5.13%	-	-	-	-
Michael Osterman (40)	1,039,740	1,039,740	5.13%	-	-	-	-
Southwest Securities, Inc. FBO: Sharon L. Pitkin Trust, IRA Kimberly L. Lawrenz, Trustee (41)	1,039,740	1,039,740	5.13%	-	-	-	-
The Earl W. Sauder, LLC (42)	1,039,740	1,039,740	5.13%	-	-	-	-
Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA (43)	1,034,161	1,034,161	5.10%	-	-	-	-
The Julia B. Donovan Trust (44)	1,034,161	1,034,161	5.10%	-	-	-	-

Directors

Jack J. Walker (4), (5)	42,274,714	42,050,306	68.97%	4,974	1,324	55.89%	32.51%
Michael S. Barish (5), (9)	9,964,569	9,811,404	34.29%	649	217	8.33%	4.05%
J. Michael Wolfe (5), (18)	3,873,254	3,873,254	16.75%	270	90	3.52%	1.59%
H. MacGregor Clarke (5), (29)	1,939,902	1,934,902	9.16%	112	37	1.47%	0.67%
Michael D. Dingman, Jr. (5)	113,000	113,000	0.58%	-	-	-	-

Named Executive Officers

J. Michael Wolfe (5), (18)	3,873,254	3,873,254	16.75%	270	90	3.52%	1.59%
H. MacGregor Clarke (5), (29)	1,939,902	1,934,902	9.16%	112	37	1.47%	0.67%
John K. Thompson (5)	782,934	756,250	3.91%	9	3	0.12%	0.09%

All AeroGrow Named Executive Officers and Directors as a Group (6 Persons)	58,948,373	58,539,116	75.79%	6,014	1,671	65.04%	38.91%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities. Shares of common stock subject to preferred stock, options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person. Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, 8% Subordinated Secured Convertible Promissory Notes, and 15% Secured Convertible Promissory Notes. Beneficial ownership is based on holdings known to the Company and may not include all shares of common stock beneficially owned but held in street name or reflect recent sales or purchases of securities that have not been made known to the Company.

(2)
The number of shares acquirable within 60 days includes any preferred stock, options or warrants currently exercisable or exercisable within the next 60 days. This number is included in the number of shares beneficially owned. Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, 8% Subordinated Secured Convertible Promissory Notes, and 15% Secured Convertible Promissory Notes.

(3)
The percent total voting power is based on the number of preferred shares and common shares presently held that could be voted. It does not include any exercisable options or warrants. Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.

(4)
Mr. Walker’s beneficial ownership includes 475 shares of preferred stock and warrants to purchase 273 shares of preferred stock that are held of record by M&J Walker Charitable Remainder Trust, of which Mr. Walker is a controlling person. Mr. Walker’s beneficial ownership also includes 100 shares of preferred stock, warrants to purchase 50 shares of preferred stock, and 76,122 shares of common stock held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person. Mr. Walker's beneficial ownership also includes a $145,739 promissory note and accrued interest that is convertible into 809,661 shares of common stock that is held by his wife. In addition, Mrs. Walker holds warrants to purchase an additional 1,333,333 shares of common stock.

(5)	The address of the beneficial owner is 6075 Longbow Dr., Suite 200, Boulder, CO 80301.
(6)
Beneficial ownership is based on holdings known to the Company and includes information provided in an Amendment to Schedule 13D as filed February 1, 2011. Lazarus Investment Partners LLLP and its affiliates hold 860 shares of Series A preferred stock, warrants to purchase 428 shares of Series A preferred stock, 502,856 shares of common stock, $1,127,827 in promissory notes and accrued interest that is convertible into 10,954,408 shares of common stock, and warrants to purchase 10,941,187 shares of common stock. Lazarus Investment Partners LLLP’s address is 2401 East 2nd Avenue, #600, Denver, CO 80206.

(7)	The Peierls Foundation, Inc.'s address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(8)	GVC Capital LLC's address is 5350 South Roslyn Street, Suite 400, Greenwood Village, CO 80111.
(9)
Mr. Barish's ownership includes 5,000 shares held by Michael S. Barish Irrevocable Spousal Trust, 4,500 shares held by Barish Family Foundation, 29,429 shares held by his wife Joyce F. Barish, and 5,000 shares held by Joyce F. Barish Irrevocable Children's trust, of which Mr. Barish is a controlling person.

(10)	Alpha Capital Anstalt's address is c/o LH Financial Services Corp., 150 Central Park South, 2nd Floor, New York, NY 10019.
(11)	Chestnut Partners, LP's address is 10 Forest Avenue, Paramus, NJ 07652.
(12)	Mr. Weiner's address is 12400 Ventura Blvd. #327, Studio City, CA 91604.
(13)
Mr. Severance’s beneficial ownership includes 106 shares of preferred stock, warrants to purchase an additional 53 shares of preferred stock, 57,709 shares of common stock, $53,974 of promissory notes and accrued interest that is convertible into 539,740 common shares, and warrants to purchase 500,000 shares of common stock held of record by H. Leigh Severance, Inc. Profit Sharing Plan and Trust, of which Mr. Severance is a controlling person. Mr. Severance’s beneficial ownership also includes 5 shares of preferred stock, warrants to purchase an additional 2 shares of preferred stock, and 3,335 shares of common stock held of record by H. Leigh Severance, Inc. Pension Plan and Trust, of which Mr. Severance is a controlling person. Mr. Severance’s address is 14282 E. Caley Ave., Aurora, CO 80016.

(14)	Mingkeda Industries Co. Ltd.’s address is 1825 Renmin E Road, Heshan City, Guangdong Province, China.
(15)	Mr. and Mrs. Duncan's address is 5322 Stonewall, Corpus Christi, TX 78413.
(16)	Porter Partners, LP's address is 300 Drakes Ldg. Rd., Ste. 175, Greenbrae, CA 94904.
(17)	The Angel Foundation's address is 10880 Wilshire Blvd. #920, Los Angeles, CA 90024.
(18)
Mr. Wolfe's beneficial ownership includes a $52,998 promissory note and $976 in accrued interest on the note that is convertible into 539,740 shares of common stock and is held jointly with his wife. In addition, Mr. and Mrs. Wolfe jointly hold warrants to purchase an additional 500,000 shares of common stock.

(19)	Mr. Moreland's address is 1655 E. Layton Drive, Englewood, CO 80113.
(20)	Kayue Electric Company Ltd.’s address is Unit C, 19/F, Dragon Centre, 79 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.
(21)	Thunder Funding LLC's address is 11811 N. Tatum Blvd., Suite 1051, Phoenix, AZ 85028.
(22)	Brio Capital LP's address is 401 E. 34th St., Suite South 33C, New York, NY 10016.
(23)	Mr. Peierl's address is 7808 Harvestman Cove, Austin, TX 78731.
(24)	Mr. Peierl's address is 73 South Holman Way, Golden, CO 80401.
(25)	Mr. Lauffenburger’s address and that of the trust is 2095 Heritage Place, Erie, CO 80516.
(26)	Joint Glory International Limited's address is c/o Accelera Management (Singapore) Pte. Ltd., 16 Collyer Quay, #10-00 Hitachi Tower, Singapore 049318.
(27)	The Duncan Family Trust's address is 2003 Cordoba Ave., Kerrville, TX 78028.
(28)	J & T Meadows, Ltd.'s address is 3656 Encanto, Fort Worth, TX 76109.
(29)
Mr. Clarke's beneficial ownership includes a $8,282 promissory note and accrued interest that is convertible into 46,013 shares of common stock and is held jointly with his wife. In addition, Mr. and Mrs. Clarke jointly hold warrants to purchase an additional 83,333 shares of common stock.

(30)
Mr. Perkins beneficial ownership represents shares beneficially owned by Mr. Perkins prior to his death. These shares are now beneficially owned by his estate. The address for Mr. Perkins estate is 1750 Parliament Court, Lake Forest, IL 60045.

(31)	Ms. Bathgate's' address is 6376 E. Tufts Ave, Englewood, CO 80111.
(32)	Grad-Wurn LLC's address is 82 Alpine Way, Boulder, CO 80302.
(33)	UD Ethel F. Peierls Charitable Lead Trust's address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(34)	Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA's address is c/o GVC Capital LLC, 5350 S. Roslyn St., Suite 400, Greenwood Village, CO 80111.
(35)	Alvin R. Bonnette Rev. Trust's address is 181 East Dunstable Rd., Nashua, NH 03062.
(36)	Mr. Fulker & Ms. Wolman's address is 1400 Mariposa Ave., Boulder, CO 80302.
(37)	Mr. Wood's address is 55 Madison Street #680, Denver, CO 80206.
(38)	Ms. Bowen's address is 313 Schreiner St., Kerrville, TX 78028.
(39)	Mr. Greenberg's address is 2371 Linden Dr., Boulder, CO 80304.
(40)	Mr. Osterman's address is 2910 N. Lakeridge Trail, Boulder, CO 80302.
(41)	Southwest Securities, Inc. FBO Sharon L Pitkin Trust, IRA Kimberly L Lawrenz, Trustee's address is 1201 Elm Street #3500, Dallas, TX 75270.
(42)	The Earl W. Sauder, LLC's address is 2824 Hidden Lakes Dr., Emporia, KS 66801.
(43)	Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA's address is 1201 Elm Street, Suite 3500, Dallas, TX 75270.
(44)	The Julia B. Donovan Trust's address is 2440 CR 44 West, Eustis, FL 32726.

SELECTED FINANCIAL AND PRO FORMA FINANCIAL DATA

    The following is selected historical financial and pro forma financial data of AeroGrow.  The AeroGrow data includes information as of and for each of the fiscal years ended March 31, 2007 through 2010 and as of and for the nine months ended December 31, 2009 and 2010. The data has been derived from both audited and unaudited historical financial statements incorporated by reference into this Information Statement or from other reports filed by AeroGrow with the SEC and should be read in conjunction with those financial statements and their related notes.

    AG Worldwide was recently formed by Cyrano but as of the date of this Information Statement, AG Worldwide had no assets and no operations prior to April 22, 2011.  As a result, we have omitted historical financial data related to AG Worldwide.

Selected Historical Financial Data

	Year Ended March 31,				Nine Months Ended December 31,
	2007	2008	2009	2010	2009	2010

Selected Financial Data

Sales	13,144,037	38,356,676	37,449,868	17,251,347	14,204,890	8,200,507
Net (loss) from operations	(8,541,650)	(9,392,902)	(9,223,625)	(6,237,182)	(3,696,807)	(2,335,790)
Net (loss)	(10,386,451)	(9,835,921)	(10,313,514)	(6,331,205)	(3,537,653)	(5,298,365)
Net (loss) per share, basic & diluted	(1.09)	(0.84)	(0.82)	(0.50)	(0.28)	(0.39)

Total Assets	13,041,806	11,919,629	14,609,190	6,843,780	6,843,780	9,384,067
Long Term Liabilities	-	129,373	6,780,515	1,020,957	1,020,957	3,791,665
Stockholder's Equity	7,983,905	4,408,551	(4,231,625)	(3,326,930)	(3,326,930)	346,401

Share Information

Weighted average number of Shares, basic & diluted	9,505,926	11,662,891	12,519,999	12,564,140	12,618,432	13,461,788
Common shares outstanding	11,065,609	12,076,717	13,342,877	12,398,249	12,398,249	15,242,660
Preferred shares outstanding	-	-	-	7,586	7,586	7,586

Unaudited Pro Forma Condensed Financial Information

The following tables present, as at the dates and for the periods indicated, selected unaudited pro forma condensed financial information and explanatory notes, and include the impact of the AG Worldwide Transaction on AeroGrow’s historical financial positions and results of operations.  The unaudited pro forma condensed consolidated balance sheet at December 31, 2010 assumes the merger was completed on that date. The unaudited pro forma condensed statements of income for the year ended March 31, 2010 and the nine months ended December 31, 2010 give effect to the AG Worldwide Transaction as if it had been completed on April 1, 2009.

The unaudited pro forma condensed financial data of AeroGrow has been prepared assuming the transaction with AG Worldwide had been consummated as at the dates and for the periods indicated.  Because the terms of the proposed joint venture transaction are not yet final and because AG Worldwide has no operating history prior to April 22, 2011, the following assumptions have been used to prepare the pro forma financial data: (i) AeroGrow has a 35% equity interest in AG Worldwide, (ii) AeroGrow uses the equity method to account for its ownership in the joint venture, (iii) AeroGrow receives a $5 million note and a $1 million special distribution right for transferring substantially all of its assets to AG Worldwide, (iv) AeroGrow has no operations other than its administrative obligations as a reporting company and is a holding company for its interests in AG Worldwide, (v) AeroGrow retains all liabilities, and (vi) AG Worldwide’s results during the pro forma periods reflect only the existing direct response, retail, and international businesses of AeroGrow, but do not include any sales or operating results relating to the start-up MLM business initiative.

The unaudited pro forma condensed financial information is presented for illustrative purposes only and does not purport to indicate the financial results of AeroGrow had the AG Worldwide Transaction actually been consummated at the beginning of the period presented. It does not represent the impact of possible business model changes or potential changes to asset valuations due to changes in market conditions. In addition, it does not include any assumptions regarding the impact of potential sales into the MLM distribution channel.

Pro Forma Condensed Balance Sheet
(unaudited)
12/31/2010

	12/31/2010	Pro forma Adjustments		Pro forma Balance Sheet
CONDENSED BALANCE SHEET

ASSETS
Cash	$790,246	$-		$790,246
Restricted Cash	160,102	-		160,102
Accounts Receivable	926,010	-		926,010
Notes Receivable	-	-		-
Notes Receivable - related party	-	-		-
Other Receivables	184,436	-		184,436
Inventory	3,922,125	(3,922,125)	A	-
Prepaid Expenses and other	747,208	(747,208)	A	-
Total Current Assets	$6,730,127	$(4,669,333)		$2,060,794

Property and equipment	472,860	(472,860)	A	-
Notes Receivable		6,000,000	B	6,000,000
Equity Investment In Joint Venture		-		-
Other Assets		-		-
Intangible Assets	277,090	(277,090)	A	-
Deposits	190,131	-		190,131
Prepaid Loan Issuance Costs	1,713,859	-		1,713,859
Total other assets	$2,181,080	$(277,090)		$1,903,990
Total Assets	$9,384,067	$580,717		$9,964,784

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Notes Payable	$638,312	$-		$638,312
Notes Payable - Related Party	318,513	-		318,513
Current Portion - Long Term Debt	104,583	-		104,583
Current Portion - Long Term Debt - Related Party	938,917	-		938,917
Accounts payable	2,192,061	-		2,192,061
Accrued expenses	898,320	-		898,320
Customer deposits	126,904	-		126,904
Deferred rent	28,391	-		28,391
Total current liabilities	$5,246,001	$-		$5,246,001

Long term debt	3,537,577	-		3,537,577
Long Term Debt - Related Party	254,088	-		254,088

Stockholder's equity
Preferred stock	8	-		8
Common stock	15,242	-		15,242
Additional paid-in capital	61,902,320	-		61,902,320
Accumulated (deficit)	(61,571,169)	580,717	C	(60,990,452)
Total stockholder's equity	$346,401	$580,717		$927,118

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$9,384,067	$580,717		$9,964,784

Pro Forma Condensed Statement of Operations
(unaudited)
For the fiscal year ended 03/31/2010

	Fiscal Year Ended 3/31/2010	Pro forma Adjustments		Pro forma Statement of Operations
Revenue
Product Sales	$17,251,347	$(17,251,347)	D	$-

Operating expenses
Cost of revenue	11,846,399	(11,846,399)	D	-
Research and development	424,741	(424,741)	D	-
Sales and marketing	6,104,742	(6,104,742)	D	-
General and administrative	5,112,647	(5,112,647)	D	-
Total operating expenses	$23,488,529	$(23,488,529)		$-

Loss from operations	(6,237,182)	6,237,182		-

Other (income) expense, net
Loss (income) on Equity Investment	-	2,256,759	E	2,256,759
Interest (income)	(8,537)	(210,701)	F	(219,238)
Interest expense	931,468	-		931,468
Interest expense - RP	117,382	-		117,382
Other (income)	(946,290)	-		(946,290)
Total other (income) expense, net	$94,023	$2,046,058		$2,140,081

Net loss	$(6,331,205)	$4,191,124		$(2,140,081)

Net loss per share, basic and diluted	$(0.50)			$(0.17)

Weighted average number of common shares outstanding, basic and diluted	12,564,140			12,564,140

Pro Forma Condensed Statement of Operations
(unaudited)
For the nine months ended 12/31/2010

	Nine Months Ended 3/31/2010	Pro forma Adjustments		Pro forma Statement of Operations
Revenue
Product Sales	$8,200,507	$(8,200,507)	D	$-

Operating expenses
Cost of revenue	5,239,919	(5,239,919)	D	-
Research and development	146,570	(146,570)	D	-
Sales and marketing	2,738,613	(2,738,613)	D	-
General and administrative	2,411,195	(2,411,195)	D	-
Total operating expenses	$10,536,297	$(10,536,297)		$-

Loss from operations	(2,335,790)	2,335,790		-

Other (income) expense, net
Loss (income) on Equity Investment	-	861,141	E	861,141
Interest (income)	(8,568)	(124,611)	F	(133,179)
Interest expense	2,650,205	-		2,650,205
Interest expense - RP	285,181	-		285,181
Other (income)	35,757	-		35,757
Total other (income) expense, net	$2,962,575	$736,530		$3,699,105

Net loss	$(5,298,365)	$1,599,260		$(3,699,105)

Net loss per share, basic and diluted	$(0.39)			$(0.27)

Weighted average number of common shares outstanding, basic and diluted	13,461,788			13,461,788

Explanatory Notes to Unaudited Pro Forma Condensed Financial Information
A - Adjustments to reflect the assets transferred to AG Worldwide, LLC by AeroGrow International, Inc.
B - Adjustment to reflect the assets ($5 million note receivable bearing 4.5% interest and $1 subscription receivable) received from AG Worldwide by AeroGrow International, Inc.
C - Adjustment for the net difference in the amount of assets surrendered less the assets received in return which would be booked as a gain on disposal of assets.
D - Adjustment to eliminate the operations of AeroGrow International, Inc. as these operations will be transferred to AG Worldwide.
E - Adjustment to reflect the AeroGrow International, Inc. 35% proportionate share of losses of the AG Worldwide.
F - Adjustment to reflect the interest income that will be earned on the interest bearing $5 million note.

Safe Harbor for Forward-looking Statements

    Certain statements contained herein are not statements of historical fact and constitute forward-looking statements.  These statements include specifically identified forward-looking statements herein. Examples of forward-looking statements, include: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items; (ii) statements of plans and objectives of the Company, or any of its management or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying those statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include: (i) the strength of foreign and U.S. economies in general and the strength of the local economies in which operations are conducted; (ii) the ability of the Company to finance its planned operations; (iii) the ability of the Company to hire and retain key personnel, (iv) the ability of the Company to maintain as well as protect any patents that may issue from its pending applications; (v) the ability of the Company to compete with financially stronger competitors; (vi) the effects of and changes in trade, monetary and fiscal policies and laws; (vii) inflation, interest rates, market and monetary fluctuations and volatility; (viii) the timely development of and acceptance of new products and perceived overall value of these products by existing and potential customers; (ix)  the ability to control expenses; (x) the effect of changes in laws and regulations with which the Company must comply; (xi) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xii) changes in the organization and compensation plans of the Company; (xiii) the costs and effects of litigation and of unexpected or adverse outcomes in litigation; and (xiv) the success of the Company at managing the above risks.

    In light of the significant uncertainties inherent in the forward-looking statements made in this Information Statement, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

BUSINESS OF AG WORLDWIDE

The following is a description of the proposed business of AG Worldwide.  It is anticipated that there will be no material change in the product offering of AeroGrow through AG Worldwide. Nor do we anticipate any material changes in our sources of supply.  The principal difference will be in the mode and manner of our distribution channels utilizing the MLM strategies of our joint venture partner, Cyrano, and its distribution arrangements.

As AG Worldwide has no historical operations, much of our plan of operation is subject to change depending upon facts and circumstances as they develop.

General

AG Worldwide, LLC was formed on March 24, 2011.  It is currently a single-member LLC, with its single member being Cyrano Partners, LLC.  From its inception through April 21, 2011, AG Worldwide was inactive. Beginning on April 22, 2011, AG Worldwide began sales of AeroGardens and related products pursuant to a Distributor and License Agreement it entered into with AeroGrow on April 12, 2011 (the “License Agreement”).  Following the consummation of the transactions anticipated by the Shareholder Action (the “Joint Venture Transaction”), AG Worldwide will become a joint venture between AeroGrow, Cyrano Partners, LLC and third party investors.

Distribution

AG Worldwide markets and sells its products through a direct sales network made up of independent, commissioned individuals who act as distributors for AG Worldwide products.  AG Worldwide’s distributor commission plan is designed to encourage its distributors to expand their sales of AG Worldwide products using person-to-person selling methods, and to enroll new distributors for AG Worldwide.  The independent distributors are charged a fee to join the AG Worldwide distributor network and receive various materials and services from AG Worldwide to assist them in their selling efforts.

Distributors earn commissions on their personal sales activity, as well as on the sales of other distributors who they have personally enrolled, or who are affiliated with them under the terms and conditions of the AG Worldwide commission plan.

Products and Product Development

AG Worldwide offers the full line of AeroGrow-branded products, including AeroGardens, seed kits, grow bulbs, and other accessories.  It is anticipated that AG Worldwide will develop new AeroGardens, seed kits and accessory items to broaden its product line and enhance its appeal to distributors and to consumers.

Operations and Manufacturing

Under the terms of the License Agreement, AeroGrow provides all warehousing, fulfillment, and administrative services necessary for AG Worldwide to market, sell and distribute its products.  This will continue until the closing of the Joint Venture Transaction, at which time AeroGrow will transfer substantially all of its assets, its management, and employees to AG Worldwide and AG Worldwide will perform these functions independently of AeroGrow.

AeroGardens sold by AG Worldwide are manufactured by third-party contract manufacturers based in China, as are grow bulbs and many of the accessory items offered for sale.  Seed kits are currently manufactured in the U.S. by AeroGrow, but after the consummation of the Joint Venture Transaction, AG Worldwide will take on the manufacturing of seed kits, also in the U.S.

Competition

Aeroponic and hydroponic technologies have historically been limited to ardent hobbyists and commercial growing facilities.  AeroGardens and related products are innovative in that they offer a simple dirt-free indoor growing system for the mass consumer market.

Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small independent “hydro-shops” in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an “a la carte” fashion to individually customize a large system that they then assemble on their premises.  Generally these products are more expensive than the AeroGrow line of products.

The simplified and complete AeroGrow indoor gardening products and current and planned methods of distribution offer significant benefits from these traditional hydroponic industry practices.  Since the AeroGarden was first launched in 2006, a kitchen design firm introduced a competitive indoor growing system into the market, to what appears to be very limited success.  In AeroGrow’s in-house laboratory tests, these systems performed at levels far below the AeroGarden system in terms of germination success, longevity, speed-of-growth and overall yields.

However, we believe a large market exists for products like ours and there are other companies that are better funded and have greater experience in producing hydroponic products in commercial markets, or that have been more successful in manufacturing or selling consumer product or soil-based gardening products.

As a direct selling company, AG Worldwide competes with other direct selling organizations to attract new distributors.  In many cases, these direct selling competitors have longer operating histories, greater name recognition, and greater financial resources.  AG Worldwide competes for new direct selling distributors on the strength of its distributor leadership, product offerings, distributor commission plan, management, and the overall business opportunity offered to distributors.

Intellectual Property

AG Worldwide currently licenses the intellectual property owned by AeroGrow, including its patents and patents pending, brand names, trademarks, trade secrets and other similar items.  In addition, AG Worldwide’s intellectual property includes expertise, know-how and trade secrets related to operating in the direct selling industry.  As part of the Joint Venture Transaction, AeroGrow will transfer ownership of its intellectual property to AG Worldwide.

Government Regulation

As a direct selling company, AG Worldwide is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States, directed at preventing fraudulent or deceptive marketing schemes by ensuring that product sales are made to consumers of the products and that compensation, recognition, and advancement within the distributor network are based on the sale of products rather than investment in the organization or other non-sales-related criteria.  These regulatory requirements do not include “bright line” rules and are inherently fact-based.  AG Worldwide believes its marketing program complies with applicable federal and state laws and regulations; however, a governmental agency or court could determine that it has failed to meet these requirements in a particular case.  Such an adverse determination could require AG Worldwide to make modifications to its marketing program, potentially increasing its operating expenses.  The negative publicity associated with such an adverse determination could also reduce distributor and end user demand for AG Worldwide’s products.

Legislative or regulatory changes in one or more of AG Worldwide’s present or future markets could lead to a determination that its marketing system does not comply with applicable laws or regulations and could result in the prohibition of the AG Worldwide marketing system.  Failure to comply with applicable laws and regulations could result in the imposition of legal fines and/or penalties.

Employees

As of April 28, 2011, AG Worldwide had one full time employee.  Subsequent to the Joint Venture Transaction, it is anticipated that AG Worldwide will employ individuals who are currently employed by AeroGrow.

RISK FACTORS

Risk Factors Related to AeroGrow Historical Operations

As the essential elements of AeroGrow’s historical operations will remain intact following the consummation of the Transaction with AG Worldwide, the risks historically associated with our business will remain applicable in most material respects.  Those risk factors include:

Risks Related to our Business, Products and Markets

Current economic conditions and in the global economy generally, including ongoing disruptions in the debt and equity capital markets, may adversely affect our business and results of operations, and our ability to obtain financing.

 The global economic environment is currently volatile and uncertain, and the future economic environment may continue to be less favorable than that of recent years. The retail industry has experienced and may continue to experience significant downturns in connection with, or in anticipation of, declines in general economic conditions. The current economic environment has been characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, leading to lowered demand for products and resulting in fewer customers visiting, and customers spending less, which could adversely affect our revenues. In addition, further declines in consumer and commercial spending may drive us and our competitors to reduce pricing, which would have a negative impact on our gross profit. We are unable to predict the timing, duration, and severity of any disruptions in debt and equity capital markets and adverse economic conditions in the United States and other countries, which could have an adverse effect on our business and results of operations, in part because we are dependent upon customer behavior and the impact on consumer spending that market disruptions may have.

    The global stock and credit markets have recently experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective and outstanding debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings materially less attractive, and in certain cases have resulted in the unavailability of certain types of financing. This volatility and illiquidity has negatively affected a broad range of mortgage and asset-backed and other fixed income securities. As a result, the market for fixed income securities has experienced decreased liquidity, increased price volatility, credit downgrade events, and increased defaults. Global equity markets have also been experiencing heightened volatility and turmoil, with issuers exposed to the credit markets particularly affected. These factors and the continuing market disruption have an adverse effect on us, in part because we, like many companies, from time to time may need to raise capital in debt and equity capital markets including in the asset-backed securities markets.

    In addition, continued uncertainty in the stock and credit markets may negatively affect our ability to access additional short-term and long-term financing, including future securitization transactions, on reasonable terms or at all, which would negatively impact our liquidity and financial condition. In addition, if one or more of the financial institutions that support our future credit facilities fails, we may not be able to find a replacement, which would negatively impact our ability to borrow under the credit facilities. These disruptions in the financial markets also may adversely affect our credit rating and the market value of our common stock. If the current pressures on credit continue or worsen, we may not be able to refinance, if necessary, our outstanding debt when due, which could have a material adverse effect on our business. If our operating results worsen significantly and our cash flow or capital resources prove inadequate, or if interest rates increase significantly, we could face liquidity problems that could materially and adversely affect our results of operations and financial condition.

We have incurred substantial losses since inception and may never achieve profitability.

    Since we commenced operations in 2002, and through December 31, 2010, we incurred substantial losses, including a net loss of $5,298,365 for the nine month period ended December 31, 2010.  The future success of our business will depend on our ability to profitably expand sales and distribution of our AeroGarden indoor garden systems, seed kits and accessory products to consumers, and develop new product extensions and applications.

    We are subject to many of the risks common to developing enterprises, including undercapitalization, cash shortages, limitations with respect to financial and other resources, and insufficient revenue to be self-sustaining. There is no assurance that we will ever attain profitability.

A worsening of the United States economy could materially adversely affect our business.

    The success of our business operations depends significantly on consumer confidence and spending, which have deteriorated as a result of the worldwide economic downturn.  This economic downturn and decrease in consumer spending adversely impacted our revenue, and it may continue to adversely impact our revenue, ability to market our products, build customer loyalty, or otherwise implement our business strategy.  If the current economic situation persists, or deteriorates significantly, our business could be negatively impacted.  For the nine months ended December 31, 2010, our sales decreased 42.3% year-over year, from $14.2 million to $8.2 million, primarily reflecting our strategic decision to de-emphasize sales to retailers, as well as a reduction in our media and advertising spending.

We currently sell to a small number of retailers in the United States and Canada.  We will be transitioning away from this distribution channel in the United Sates, and unless our new MLM strategy is successful, this change in channel strategy could have a material adverse impact on our business.

    In the fiscal year ended March 31, 2010 and the nine month period ended December 31, 2010, approximately 40.1% and 22.5%, respectively, of our net sales were to retailer customers.  Our transition to an MLM marketing platform will result in our discontinuing sales to many of these customers, and unless the MLM distribution is successful, this change could have a material adverse impact on our business and our financial results.

Our future depends on the success of our indoor garden systems, seed kits and accessory products. We do not know if our indoor garden systems, seed kits and accessory products will generate consumer acceptance on a broader scale.

    We have introduced our indoor garden systems and seed kits as new products to consumer markets unfamiliar with their use and benefits.  Although we believe that we have penetrated only a small portion of the potential market for our products, we cannot be certain that our products will generate widespread consumer acceptance. If consumers do not purchase our products in sufficient numbers, we will not be profitable.

If we are unable to recruit, train and retain key personnel necessary to operate our business, our ability to successfully manage our business and develop and market our products may be harmed.

    To maintain our business position, we will need to attract, retain, and motivate highly skilled design, development, management, accounting, sales, merchandising, marketing, and customer service personnel.  Competition for many of these types of personnel can be intense, depending on general economic conditions, alternative employment options, and job location.  As a result, we may be unable to successfully attract or retain qualified personnel. Additionally, any of our officers or employees can terminate their employment with us at any time. The loss of any key employee, or our inability to attract or retain other qualified employees, could harm our business and results of operations.

If we are unable to recruit, train and retain a network of independent distributors to market and sell our products, we may not be able to increase our revenue to a level sufficient to cover our operating costs.

AG Worldwide will pursue the sales of AeroGrow products in the MLM sales channel.  Success in this channel is highly dependent on attracting a large network of independent distributors to market and sell products.  If the business opportunity we offer to these distributors is not competitive with other options available to them, we may not be able to develop a network of sufficient scale to generate the revenue we need to become profitable.

As a result of the economic downturn, decline in consumer spending and the consequent impact on the sales of our products, we restructured our operations and implemented a substantial workforce reduction.  These actions could adversely impact the morale and performance of our remaining employees and our ability to hire new personnel.

    Our business was adversely impacted by the deterioration in the global economy and the consequent impact on our various channels of distribution.  We restructured our business operations in order to re-size our overhead costs and streamline our distribution, fulfillment, and manufacturing operations.  This resulted in a substantial decrease in the number of our full-time employees.  These restructuring actions and headcount reductions could have unintended impacts on our remaining employees, could lead to a decline in employee morale, and could lead to a loss of additional personnel over and above the level desired  by the Company.  In the event of such employee attrition, we may not be able to replace the lost personnel on a timely basis, or with individuals having the same level of skills.  In either case, our operations and our financial performance could be adversely impacted.

Our marketing strategies may not be successful, which would adversely affect our future revenue and profitability.

    Our future revenue and profitability depend on the successful marketing of our indoor garden systems.  We cannot give assurance that consumers will continue to be interested in purchasing our products.  We currently use direct consumer marketing, including television commercials, infomercials, catalogue, magazine and newspaper advertising, and the Internet. In addition, we collaborate with our retailer customers to market our products to consumers.  Going forward, we will also be selling our products into the MLM sales channel through independent distributors.  If our marketing strategies fail to attract customers or distributors, our product sales will not produce future revenue sufficient to meet our operating expenses or fund our future operations.

Our current or future manufacturers could fail to fulfill our orders for indoor garden systems, which would disrupt our business, increase our costs, and could potentially cause us to lose our market.

    We currently depend on three contract manufacturers in China to produce our indoor garden systems. These manufacturers could fail to produce the indoor garden system to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. Our manufacturers must also obtain inventories of the necessary parts and tools for production. We own the tools and dies used by our manufacturers. Our manufacturers operate in China and may be subject to business risks that fall outside our control, including but not limited to, political, currency, and regulatory risks, each of which may affect the manufacturer’s ability to fulfill our orders for indoor garden systems. In addition, weather or natural disasters in China could disrupt our supply of product.  Any change in manufacturers could disrupt our ability to fulfill orders for indoor garden systems. Any change in manufacturers could disrupt our business due to delays in finding a new manufacturer, providing specifications, and testing initial production.

Our revenue and level of business activity are highly seasonal, requiring us to staff our operations, incur overhead and marketing costs, purchase and manufacture inventory, and incur other operating costs in advance of having firm customer orders for our products.  A material variance in actual orders relative to anticipated orders could have an adverse impact on our business.

    For the fiscal year ended March 31, 2010, approximately 56% of our total net sales occurred during the last four calendar months (September – December). For the twelve calendar months ended December 31, 2010, approximately 56% of our total net sales occurred during four calendar months.  Going forward, the seasonality of AG Worldwide may be more evenly balanced throughout the year, but we cannot know that with certainty at this time given the lack of an operating history for AG Worldwide.  We must therefore estimate sales in advance of the anticipated peak months and operate our business during the balance of the year in such a way as to insure that we can meet the demand for our products during the peak months.  This requires us to incur significant operating, marketing, and overhead expenses, and to utilize cash and other capital resources to invest in inventory in advance of having certainty as to the ultimate level of demand for our product during the peak months.  Significant variations in actual demand for our products during the peak months relative to our forecast could result in our sales being limited by lack of product, our not achieving a sufficient level of sales to cover expenses incurred throughout the balance of the year, or in our having excess inventory to liquidate at potentially lower margins.  In any of these cases, there could be a material adverse impact on our financial performance.

We will sell our products at the same price levels in our direct response and MLM channels of distribution.  This will require increasing the prices at which we sell products in the direct response channels.  We do not know the impact that these price increases will have on demand for our products in these channels and there could be a material decline in our sales to customers in these channels.

Our pricing strategy for the MLM channel involves higher product prices for most AeroGrow products than have historically been offered to consumers through our direct response channel.  We plan to match these higher prices in our direct response channel.  We do not have sufficient information regarding the potential price sensitivity of demand for our products in the direct response channels to be able to determine with any certainty the demand for our products at the new higher prices.  It is possible that there will be a material decline in our sales into these channels because of the higher selling prices.  Such a decline could have a material adverse impact on our results of operations.

We are highly reliant upon a single distribution and manufacturing facility.  Any material disruption to the operation of this facility could adversely affect our business.

 In April 2011 we entered into an agreement with Wildernest Logistics Solutions, Inc. to provide fulfillment and manufacturing services from a facility based in Mexico, Missouri.  We expect to transition the entirety of our fulfillment and seed kit manufacturing operations to this facility in May 2011. We cannot predict with certainty whether this change will result in improved and more efficient and cost-effective operations.  Any material disruption to the operation of this facility, whether caused by internal or external factors could have a material adverse impact on our business and financial performance.

We rely on third party providers in our manufacturing, warehouse, distribution, order processing, and fulfillment operations. If these parties are unwilling to continue providing services to us, or are unable to adequately perform such services for us on a cost effective basis, our business could be materially harmed.

    We engage third parties to perform many critical functions supporting our business operations.  Any disruption in our relationship with any of our vendors could cause significant disruption to our business and we may not be able to locate another party that can provide comparable services in a timely manner or on acceptable commercial terms.  In addition, no assurance can be made that these relationships will be adequate to support our business as we follow our business plan.

Our intellectual property and proprietary rights give us only limited protection, and can be expensive to defend.

    Our ability to produce and sell indoor garden systems exclusively depends in part on securing patent protection for the components of our systems, maintaining various trademarks, and protecting our operational trade secrets. To protect our proprietary technology, we rely on a combination of patents pending (and if granted, patents), trade secrets, and non-disclosure agreements, each of which affords only limited protection. We own the rights to 16 United States and international patent applications. However, these patent applications may not result in issued patents and even issued patents may be challenged. We are selling our indoor garden systems prior to receiving issued patents relating to our patent applications. All of our intellectual property rights may be challenged, invalidated, or circumvented. Claims for infringement may be asserted or prosecuted against us in the future and we may not be able to protect our patents, if any are obtained, and intellectual property rights against others. Our former employees or consultants may violate their non-disclosure agreements, leading to a loss of proprietary intellectual property. We could also incur substantial costs to assert our intellectual property or proprietary rights against others.

We may face significant competition, and if we are unable to compete effectively, our sales may be adversely affected.

    We believe that our complete indoor garden systems offer significant benefits over traditional hydroponic industry products.  There are companies in a variety of related markets including but not limited to, consumer electronics, commercial hydroponics, gardening wholesale, and soil-based gardening that are larger, better funded, have more recognizable brand names, and have experience in our channels of distribution.  These companies could potentially decide to develop products to compete with our products. These companies could use hydroponic technologies, and could achieve better consumer acceptance.  The success of any competing products may adversely impact us.

Increases in energy prices, resulting from general economic conditions, or other factors, may raise our cost of goods sold and adversely affect our business, results of operations and financial condition.

    Energy costs, especially gasoline and fuel costs, are significant expenses in the delivery of our products. Increased costs resulting from general economic conditions, acts of nature, or other factors, may result in declining margins and operating results if market conditions prevent us from passing these increased costs on to our customers through timely price increases on our products.

Our current or future manufacturers are located in China and therefore our product costs may be subject to fluctuations in the value of the dollar against the Chinese currency.

    Although we purchase our AeroGarden products in U.S. dollars, the prices charged by our factories are predicated upon their cost for components, labor and overhead. Therefore, changes in the valuation of the U.S. dollar in relation to the Chinese currency may cause our manufacturers to raise prices of our products which could reduce our profit margins.

If our indoor garden systems fail to perform properly, our business could suffer with increased costs and reduced income.

    We have sold over 1,000,000 AeroGardens since our inception and have provided a limited warranty with each garden sold.  In addition, our indoor garden systems are “guaranteed to grow.”  We therefore may be required to replace or repair products or refund the purchase price to consumers.  Failure of our products to meet expectations could damage our reputation, decrease sales, increase costs related to returns and repairs, delay market acceptance of our products, result in unpaid accounts receivable, and divert our resources to remedy the malfunctions.  The occurrence of any of these events would have an adverse impact on our results of operations.

From time to time, we may be subject to litigation that, if decided adversely to us, could have a material adverse impact on our financial condition.

    From time to time, we are a party to various litigation matters, in most cases involving ordinary and routine claims incidental to our business.  We cannot estimate with certainty our ultimate legal and financial liability with respect to any such pending litigation matters.  However, we believe, based on our examination of such matters, that our ultimate liability, if any, will not have a material adverse effect on our financial position, results of operations or cash flows.

Risks Related to the Market for our Securities

The market price of our shares may fluctuate greatly. Investors in AeroGrow bear the risk that they will not recover their investment.

    Effective as of May 4, 2009 our common stock ceased to be listed on The Nasdaq Stock Market and is now traded on the OTC Bulletin Board.  Currently, trading in our common stock is limited, and the price per share is likely to be influenced by the price at which and the amount of shares the selling security holders are attempting to sell at any time.  This could have the effect of limiting the trading price or lowering the market price to the selling security holders’ offering prices. Common stock such as ours is also subject to the activities of persons engaged in short selling securities, which generally has the effect of driving the price down. Also, the common stock of emerging growth companies is typically subject to high price and volume volatility. Therefore, the price of our common stock has fluctuated, and may continue to fluctuate, widely. A full and stable trading market for our common stock may never develop and, as a result, stockholders may not be able to sell their shares at the time they elect, if at all.

There may be substantial sales of our common stock by existing security holders which could cause the price of our stock to fall.

    Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur, could cause the market price of our common stock to decline and could impair the value of an investment in our common stock and our ability to raise equity capital in the future.

    Sales of our common stock by security holders, or even the appearance that such holders may make such sales, may limit the market for our common stock or depress any trading market volume and price before other investors are able to sell the common stock.  Moreover, a number of shareholders have held their investment for a substantial period of time and may desire to sell their shares, which could drive down the price of our common stock.

We can issue debt securities and shares of preferred stock without stockholder approval, which could adversely affect the rights of common stockholders.

    Our Articles of Incorporation allow our Board of Directors to approve the terms and conditions of debt securities and preferred stock for issuance by the Company, including but not limited to voting rights, conversion privileges and liquidation preferences, without the approval of common stockholders.  The rights of the holders of our common stock may be adversely impacted as a result of the rights that could potentially be granted to holders of debt securities or preferred stock that we may issue in the future.  In addition, there could be an impact on the price of our common stock because of the potential impact on the rights of common shareholders resulting from future issuances of debt or preferred stock.

Our outstanding convertible notes, warrants, options and additional future obligations to issue our securities to various parties, may dilute the value of an investment in AeroGrow and may adversely affect our ability to raise additional capital.

    As of March 31, 2011, we have reserved for issuance up to approximately 246 million additional shares of common stock under the terms of outstanding convertible notes, warrants, options, conversion of Series A Convertible Preferred and other arrangements.

    During the nine months ended December 31, 2009 we issued an aggregate of 7,586 shares of Series A Convertible Preferred stock that now give the holders the right to convert their preferred shares into a total of 43,822,253 common shares of AeroGrow.  The preferred shareholders also received 4,164 warrants to purchase additional preferred shares that now can be exercised to purchase 24,911,126 shares of AeroGrow common stock.  During 2010 we issued $7.02 million in 8% Subordinated Secured Convertible Notes that now give the holders the right to convert their notes and accrued interest into 69,259,920 common shares of AeroGrow.  The note holders also received 70,200,000 warrants to purchase common shares of AeroGrow.

    As part of the actions necessary to proceed with the transactions anticipated by the Shareholder Action, we have agreed to adjust the terms of the 8% Subordinated Secured Convertible Notes and warrants which, in turn will trigger an anti-dilution adjustment to the conversion price of the Series A Convertible Preferred shares.  Giving effect to the adjustments to the conversion and exercise prices, there will be an aggregate of approximately 94 million shares of Common Stock reserved for issuance pursuant to the conversion of the Series A Convertible Preferred which is outstanding and the underlying warrants, and approximately 223 million shares of Common Stock reserved for issuance pursuant to the conversion of the 8% Subordinated Secured Convertible Notes and the underlying warrants.

    For the length of time the convertible notes, warrants, options and preferred shares are outstanding, the holders will have an opportunity to profit from a rise in the market price of our common stock without assuming all the risks of common share ownership. This may adversely affect the terms upon which we can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

    Further, future sales of substantial amounts of these shares, or the perception that such sales might occur, could cause the market price of our common stock to decline and could impair the value of an investment in our common stock and our ability to raise equity capital in the future.

During the nine months ended December 31, 2009, we issued an aggregate of $6,684,536 Series A Convertible Preferred securities.  The terms and conditions of these securities could significantly impact the price of our common shares, and could adversely impact our ability to raise additional equity capital.

    The holders of our Series A Convertible Preferred shares (the “Preferred Shareholders”) currently have the right to convert their shares and exercise warrants to purchase 68,733,379 common shares of AeroGrow, which will be adjusted to 94,014,317 shares as a result of the anti-dilution adjustment to the conversion price.  In addition, the Preferred Shareholders have the right to vote their shares on an as-converted basis on all matters voted on by common shareholders.  The Preferred Shareholders also have the right to elect three Directors of AeroGrow, voting as a separate class.  As a result of these rights, the Preferred Shareholders have effective control over AeroGrow and its governance.  In addition, the Preferred Shareholders possess certain rights that give them preferences relative to common shareholders in the event of a sale or liquidation of the Company (which the Preferred Shareholders have waived with regard to the AG Worldwide Transaction).  It is possible that the Preferred Shareholders could take actions that could adversely impact the value of investments in common shares of the Company.  In addition, the control position of the Preferred Shareholders, as well as other anti-dilution rights held by the Preferred Shareholders, could adversely impact our ability to raise capital in the future.

If an exemption from registration on which we have relied for any of our past offerings of common stock or warrants are challenged legally, our principals may have to spend time defending claims, and we would then risk paying expenses for defense, rescission, and/or regulatory sanctions.

    To raise working capital, we offered common stock and warrants in private transactions that we believed to be exempt from registration under the Securities Act and state securities laws. In 2004 we conducted a state-registered offering in Colorado of common stock and warrants, intended to be exempt from registration under the Securities Act as an intrastate offering. However, because we are incorporated in Nevada, the offering did not satisfy all of the requirements for an intrastate offering. This could result in investors or regulators asserting that the Colorado offering and/or private offerings subsequent to the Colorado offering (if the private offerings were integrated with the Colorado offering) violated the Securities Act. There can be no assurance that investors or regulators will not be successful in asserting a claim that these transactions should not be integrated. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against us or our principals, we would spend time and financial resources to pay expenses for defense, rescission awards, or regulatory sanctions. The use of funds would reduce the capital available to operate our business. No assurance can be given regarding the outcome of any such actions.

Risks Relating to Servicing Debt

Our ability to generate cash is unproven, and we may not be able to generate sufficient cash to service our debt.

    Our ability to pay interest on our obligations, or to pay or refinance our obligations will depend upon the future operating performance of AG Worldwide, which is unproven.

    We cannot assure you that AG Worldwide will generate sufficient cash flows from operations, that currently anticipated revenue growth and operating improvements will be realized, or that future borrowings will be available to it in amounts sufficient to enable it to pay its debt or to fund its other liquidity needs. If AG Worldwide is unable to meet its debt service obligations or fund its other liquidity needs, it may be required to:

•	reduce or delay capital expenditures;

•	limit its growth;

•	seek additional debt financing or equity capital;

•	forego opportunities;

•	restructure or refinance its debt; or

•	cease operations.

Any of these outcomes could materially impact the amount of cash available for distributions to AeroGrow and could materially impact our ability to service our debt and other obligations.

If we default under our secured debt, it is likely that the lenders will foreclose against our assets, which would result in our ceasing to be a going concern.

First Western Trust Bank has a lien against our assets securing their loan, with approximately $815,000 outstanding on the loan as of March 31, 2011. We are also obligated to repay the outstanding 8% Subordinated Secured Convertible Notes in the aggregate principal amount currently outstanding of $6.796 million, which are secured by a lien against our assets. First Western Trust Bank and the holders of our 8% Notes will be secured by our assets on a pari passu basis under the terms of an Intercreditor Agreement we will complete as a condition to consummating the sale of assets to AG Worldwide.  In the event of our default under our secured loans, the lenders would likely foreclose against the assets.  In such an event, it is unlikely that the Company would continue as a going concern, and there would be a material adverse impact on our ability to repay our debt and other obligations.

Future issuances of our common or preferred stock could dilute current shareholders and adversely affect the market if it develops.

 We have the authority to issue up to 500,000,000 shares of common stock and 20,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common and preferred stock, without shareholder approval.  These future issuances could be at values substantially below the price paid for our common stock by prior investors in AeroGrow, which would result in significant dilution to those prior investors.  In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval, which could also depress the market value of our common stock.

We may issue preferred stock that would have rights that are preferential to the rights of the common stock that could discourage potentially beneficial transactions to our common stockholders.

    An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.  The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

We are listed on the OTC electronic bulletin board, and are subject to the “penny stock” rules.

    Our Common Stock is quoted on the OTC Electronic Bulletin Board, a NASD sponsored and operated quotation system for equity securities.  It is a more limited trading market than the Nasdaq Capital Market, and timely, accurate quotations of the price of our Common Stock may not always be available.  You may expect trading volume to be low in such a market.  Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

    Our Common Stock is subject to the requirements of Rule 15g.9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the Subscriber and receive the Subscriber’s written agreement to the transaction. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Over-the-counter stocks are subject to risks of high volatility and price fluctuation.

    We are not eligible to have our shares listed on any stock exchange or on the NASDAQ Capital Market.   As a result, the trading market for our common stock is on the over-the-counter market and is quoted on the OTC Bulletin Board. The OTC market for securities has experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as new product developments and trends in our Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock and make it more difficult for investors in this offering to sell their shares.

    Trading in our securities is conducted on an electronic bulletin board established for securities that do not meet NASDAQ listing requirements. As a result, investors will find it substantially more difficult to dispose of our securities. Investors may also find it difficult to obtain accurate information and quotations as to the price of our common stock.

    Our stock price may be volatile and as a result, investors could lose all or part of their investment.  The value of an investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	failure to meet sales and marketing goals or operating budget
•	decline in demand for our common stock
•	operating results failing to meet the expectations of securities analysts or investors in any quarter
•	downward revisions in securities analysts' estimates or changes in general market conditions
•	investor perception of our Company's industry or prospects
•	general economic trends

    In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to resell their shares at or above the offering price.

Outstanding shares that are eligible for future sale could adversely impact a public trading market for our common stock.

 Of the 19,244,160 shares of common stock currently outstanding, 6,666,933 shares are "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. In addition, a total of 342,190,514 shares (assuming the adjustments and partial waivers with respect to the Series A Convertible Preferred and 8% Subordinated Secured Convertible) may be issued upon exercise of outstanding options and warrants and conversion of outstanding convertible securities.  In general, under Rule 144 a person (or persons whose shares are required to be aggregated), including any affiliate of ours, who beneficially owns restricted shares for a period of at least six months is entitled to sell shares provided the Company complies with its SEC reporting requirements. In addition, any person (or persons whose shares are required to be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least one year, can sell such shares without limitation. An affiliate, or a person who has been an affiliate of the Company within 90 days of the date of sale, must comply with the same holding periods stated above and must also comply with the notice, manner of sale, public information or the volume limitations described in Rule 144.  Those volume limitations restrict sales by affiliates within any three month period to shares equal in number to the greater of (i) one percent of the then outstanding shares of common stock or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company.  Approximately 2,765,433 shares of common stock are eligible for resale under Rule 144 provided other requirements of Rule 144 are met.

    No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of the common stock.

We do not expect to pay cash dividends in the foreseeable future.  Any return on investment may be limited to the value of our stock.

    We have never paid any cash dividends on any shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future.  Our current business plan is to retain any future earnings.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our consolidated financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.  If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

If the Company were to dissolve or wind-up, holders of our common stock may not receive a liquidation distribution.

    If we were to wind-up or dissolve the Company and liquidate and distribute our assets, our shareholders would share ratably in our assets only after we satisfy any amounts we would owe to our creditors.  If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution.  Accordingly, we cannot give you any assurance that sufficient assets will remain available after the payment of our creditors to enable you to receive any liquidation distribution with respect to any shares you may hold.

Changes in the corporate and securities laws and regulations may increase our costs.

    The Sarbanes-Oxley Act of 2002 (SOX), which became law in July 2002, has required changes in some of our corporate governance, securities disclosure and compliance practices. In response to the requirements of SOX, the SEC and major stock exchanges have promulgated new rules and listing standards covering a variety of subjects. Compliance with these new rules and listing standards have increased our general and administrative costs, and we expect these to continue to increase in the future. In particular, we are required to include the management report in our annual reports pursuant to Section 404 of SOX. We are engaged in an ongoing process of evaluating our internal control systems in order (i) to allow management to report on, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to comply with the other provisions of Section 404 of SOX.  There is no precedent available by which to measure compliance adequacy.  If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. We expect that SOX and these other laws, rules and regulations will continue to increase legal and financial compliance costs and will make our corporate governance activities more difficult, time-consuming and costly. We also expect that these requirements will make it more difficult and expensive for us to obtain director and officer liability insurance.

 If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

    Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

TRANSACTION INFORMATION

Summary of Material Terms of the Transaction Documents

Background and Reasons for the Transaction

    AeroGrow experienced sluggish sales during the economic recession during the years 2008 through 2009. Our disappointing results of operations contributed to a significant shortage of working capital.  To meet our working capital requirements, in 2009 we sold an aggregate of 7,586 shares of Series A Convertible Preferred Stock to raise $6,684,536 in new equity.

    In early 2010, we implemented a new marketing strategy that focused our selling efforts on direct to consumer channels.  To provide working capital to support the new marketing program and holiday season operating requirements, in mid-2010 we raised $7.02 million through the sale of 8% Convertible Debentures through GVC Capital, LLC, as Placement Agent. In late 2010 we raised an additional $1.5 million through the sale of 15% Convertible Notes, also through GVC Capital, LLC, as Placement Agent.  While the execution of our new strategy resulted in modest improvement in performance during the fourth calendar quarter of 2010, we were left with more than $10 million in short and medium term, high interest debt that impaired our ability to continue as a going concern.

    During 2010, we were introduced to the principals of Cyrano Partners, LLC, (“Cyrano”) which specializes in multi-level marketing (“MLM”).  As a result of extensive discussions, we reached agreements in principle to form a joint venture with Cyrano to expand distribution of our products into the MLM sales channel, and if that effort proves successful, to transition our company into one that focuses primarily on developing the MLM sales channel.

    Effective April 12, 2011, we entered into a Transaction Agreement with Cyrano and AG Worldwide, LLC, (“AG Worldwide”), an entity formed by Cyrano to constitute the joint venture between AeroGrow and Cyrano, which is attached as Appendix I hereto.  The Transaction Agreement is an omnibus agreement that outlines the various documents and agreements which will, when consummated, collectively constitute the joint venture (collectively the “Transaction Documents”).  The Cyrano Agreements provide for the following arrangements, which are the subject matter of the Shareholder Action.

    After the joint venture transaction is closed, AG Worldwide will operate the new MLM initiative as well as the existing direct response, retail and international businesses.  AeroGrow International, Inc. will become a holding company for its investment in the joint venture, and the related note.  Existing obligations of the holding company will be serviced from cash remitted by the joint venture.

Conditions to Completing the Transaction

    AeroGrow and Cyrano Partners, LLC will form a joint venture from the existing entity formed by Cyrano called AG Worldwide, LLC (the “AG Worldwide Transaction”).  The closing of the joint venture will be subject to the following contingencies (“Conditions Precedent”):

(i)
the Company must receive approval from its secured creditors to consummate the AG Worldwide Transaction, which includes a Majority in Interest of holders of our 8% convertible notes, a Majority in Interest of our 15% convertible notes, and the consent of First Western Trust Bank;

(ii)
the Company must receive approvals from its Series A Convertible Preferred shareholders and from its Common shareholders to consummate the AG Worldwide Transaction, which condition is satisfied by the Shareholder Actions;

(iii)	a definitive Schedule 14C Information Statement must be filed with the Securities and Exchange Commission and mailed to the Company’s shareholders, and

(iv)	AG Worldwide must have obtained at least $3 million in equity capital (the “Capital Raise”).

Summary Terms of the Operating Agreement

    The Operating Agreement for AG Worldwide will define the relative rights, responsibilities and entitlements of AeroGrow and Cyrano in the joint venture.  The terms of the Operating Agreement have been agreed upon, subject to modifications that may be agreed between the parties prior to execution.  The Operating Agreement will be executed at such time as all of the Conditions Precedent have been satisfied.  The terms and conditions of the Operating Agreement can be summarized as follows:

(i)	AeroGrow and Cyrano will have equal ownership percentages of AG Worldwide and will be subject to equal dilution from the equity capital to be raised by AG Worldwide.

(ii)
Cyrano will contribute its MLM expertise, relationships, business plan for the AG Worldwide initiative, and a proprietary distributor compensation plan.  The principals of Cyrano have agreed to a three-year exclusivity period during which they will devote substantially all of their time and efforts to the development of the AG Worldwide distributor network and to sales of AeroGrow products.  Following the exclusivity period, if there are additional non-competitive MLM opportunities that the Cyrano principals wish to pursue and overlay onto the downline network developed for AG Worldwide, then the joint venture company will have a right of first offer to participate in providing the capital necessary to pursue such opportunities.

(iii)
AeroGrow will transfer substantially all of its assets to the joint venture, including inventory, fixed assets, and intangibles.  Excluded assets will include cash, accounts receivable and deposits.  AeroGrow will also contribute its management expertise, product knowledge, and supply chain relationships.  AeroGrow will assign its rights relating to key contracts (leases, for example) and the joint venture will assume the related liabilities.  To the extent there are accounts payable related to inventory in transit, the joint venture will also assume these liabilities.  Otherwise, AeroGrow will retain its existing liabilities.

Consideration to be Received by AeroGrow

    In return for transferring its assets and providing management, employees and business infrastructure, AeroGrow will receive a $5.0 million secured promissory from the joint venture.  The note will contain the following terms and conditions:

(i)	Term: Three years, with an option to extend for an additional year if the principal balance on the note has been reduced to at least $2.5 million.

(ii)	Interest Rate: 4.5% per annum.

(iii)
Amortization Schedule:  Until the earlier of six months after the closing of the joint venture transaction or December 31, 2011, 5% of the joint venture’s gross revenue will be remitted to AeroGrow on a monthly basis to pay accrued interest and principal.  After that time, the percent of revenue remitted to AeroGrow will increase to 10% until such time as the note has been repaid in full.  If the joint venture’s cash balance drops below $1 million, then payments to AeroGrow will be suspended until such time as the cash balance again exceeds $1 million, with a claw-back provision to recover payments missed while the cash balance is below the floor amount.

(iv)
Events of Default:  Failure to remit payments as provided above (not cured within 15 business days); cross-default to failure to pay other indebtedness when due; standard provisions relating to bankruptcy/insolvency of the joint venture.

(v)	Default Remedies: Acceleration, exercise of rights to collateral.

(vi)	Security: Assets transferred to the joint venture by AeroGrow, with a provision that the amount of inventory included in the collateral will be fixed at the amount initially contributed by AeroGrow.

    No distributions to partners, other than tax distributions will be allowed until the note has been paid in full.  AeroGrow will also have a special distribution right that will provide $1.0 million in disproportionate distributions relative to its ownership percentage.  This special distribution right will be paid in accordance with a formula commencing after the secured promissory note due to AeroGrow has been repaid in full.

Cyrano Call Option

    Cyrano will have a four-year call option to purchase one-half of AeroGrow’s interest in the joint venture for $12 million.  This amount is fixed, regardless of AeroGrow’s ownership percentage at the time the option is exercised.

Management and Governance of AG Worldwide

    The AG Worldwide Operating Agreement anticipates that the executive management team of AG Worldwide will consist of the following individuals, subject to the terms of employment being agreed and finalized for each of the prospective executives:

(i)	Melyn Campbell, Chairman & CEO
(ii)	Mike Wolfe, President & COO
(iii)	Greg Clarke, CFO
(iv)	Jack Peterson, Vice President

    The following sets forth biographical information related to the management of AG Worldwide:

Melyn Campbell, age 49, has 20 years experience in the direct selling industry starting out as a distributor in 1991.  She has been CEO of Campbell Communications, LLC since 2005 where she, along with her husband, Steve Campbell, served as Master Distributors for eXfuze, LLC from February 2008 until September 2010.  She has also been an independent consultant since 1996 to several direct selling companies including within the last five years, Estee Lauder, Rodan & Fields, NuSkin Enterprises, and MonaVie, LLC.  Her consulting focus is in analyzing and restructuring compensation plans, designing new compensation plans, developing marketing duplication models, and coaching corporate staff in distributor relations.  During her career in the direct selling industry Ms. Campbell has built downline organizations for Rexall Showcase International, I-Link Worldwide, LLC, NuSkin Enterprises, and eXfuze, LLC.

Jack W. Peterson, age 58, has more than 20 years experience in the direct selling industry.  Since October 2008 he has been an independent consultant for start-up direct selling companies and has been an advisor to the President of MonaVie, LLC.  From 1997 through October 2008, he was with Nu Skin Enterprises, Inc. a publicly traded direct selling industry leader, where he served as Vice President of Global Strategy and Development from February 2006 through October 2008.  From August 2002 to February 2006, he served as Vice President, Business Development, Pharmanex Division, where he led the development, commercialization and worldwide sales and marketing of the Bio-Photonic Scanner.  In addition, Mr. Peterson served in several other key capacities at Nu Skin Enterprises, Inc. including Vice President of Corporate Development, Chief Operating Officer, Big Planet Division, and Vice President, Representative Services, Big Planet Division. Prior to joining Nu Skin, he was the Vice President and General Manager of 2021.Interactive, a key software provider to the direct selling industry.

H. MacGregor Clarke, age 50, has been a director of AeroGrow since July 2009.  Mr. Clarke became the Chief Financial Officer of AeroGrow in May 2008.  From 2007 to 2008, Mr. Clarke was President and Chief Executive Officer, and from 2006 to 2007, Chief Financial Officer, of Ankmar, LLC, a garage door manufacturer, distributor and installer.  From 2003 to 2006, Mr. Clarke was a senior investment banker with FMI Corporation, a management consulting and investment banking firm serving the building and construction industry.  At FMI Corporation, Mr. Clarke was responsible for delivering consulting and investment banking services to clients, and for marketing to prospective clients in the financial services industry.  From 1997 to 2002, Mr. Clarke served as an operating group Chief Financial Officer, then Vice President and General Manager for Johns Manville Corporation, a subsidiary of Berkshire Hathaway Inc.  Mr. Clarke also served as Vice President, Corporate Treasurer, and international division Chief Financial Officer for The Coleman Company, Inc.  Prior to Coleman, Mr. Clarke was with PepsiCo, Inc. for over nine years and served in a range of financial roles, including Director of Corporate Strategic Planning, where he led strategy and planning related to the worldwide beverage sector.

J. Michael Wolfe, age 52, became President and Chief Executive Officer of AeroGrow in March 2011, has been a director of AeroGrow since February 2011, and was previously named Chief Operating Officer in January 2010.  He served as AeroGrow’s Vice President of Operations since April 1, 2006.  Prior to joining AeroGrow, Mr. Wolfe was an independent consultant.  From 1992 to 2002, he was President and COO of Concepts Direct and was its CEO from 2000 to 2002.  At Concepts Direct, Mr. Wolfe oversaw the development, launch and operations of seven independent catalogs.  From 1987 to 1992, Mr. Wolfe served as Vice President of database management company Wiland Services, Inc, where he oversaw the redesign of the company’s product line, and was responsible for its sales and investor relations functions.

    AG Worldwide will be governed by a Board of Managers.  Cyrano and AeroGrow will each name three Managers.  The remaining Manager will be named by the investors providing the Capital Raise.  As of the date of this Information Statement, no determination has been made with respect to the identity of the persons who will serve as Managers. Board actions will be decided by a simple majority, with the exception of the admission of additional member partners, and early termination of the three-year Cyrano exclusivity period, each of which will require a unanimous vote of the Managers.  In addition, once the joint venture revenue reaches $18 million on a trailing twelve month basis, the Managers appointed by Cyrano will have the sole authority to determine if, how, and when to phase-out the non-MLM business activities of the joint venture.

Distributor and License Agreement

    To bridge the time needed to satisfy the Conditions Precedent, AeroGrow and Cyrano have entered into a Distributor and License Agreement (attached as Appendix II hereto) with AG Worldwide pursuant to which AeroGrow appointed AG Worldwide a distributor of AeroGrow products and granted AG Worldwide a license to use AeroGrow’s patents and patents pending, trade secrets, trademarks, service marks, logos and other intellectual property.  The Distributor and License Agreement also defines the obligations of each party, the manner in which the parties will interact, and the financial arrangement between the parties related to sales and other transactions.  The Distributor and License Agreement will be terminated in the event the Capital Raise is not finalized on or before the later of June 30, 2011, or 60 days after the earlier of July 31, 2011 or the date AeroGrow satisfies the shareholder and creditor consent Conditions Precedent.

Background of the Joint Venture Transaction

In early 2010 we changed our corporate strategy to emphasize direct-to-consumer sales and reduce our reliance on sales to retailers.  This decision reflected a number of factors including the increased ability to communicate the features and benefits of our products directly to consumers, and the higher margins available in direct-to-consumer channels.  As we executed this shift in strategy we recognized that our traditional direct response marketing efforts would require significant capital in order to for us to increase the scale of our business to the level necessary to deliver consistent profitability and ensure our financial viability.  In addition, we recognized that without dramatically expanding the scope and nature of our media and advertising, we would not be able to effectively expand our presence in what we believe to be a large target market of consumers.

As a result, our board of directors instructed management to simultaneously pursue additional sources of funding to enable us to increase the scale of our business and to identify other ways to expand the availability of our products outside our existing channels of distribution.

Over the course of several months we had discussions with a number of potential investors, financial intermediaries, and lenders in an attempt to raise new capital for our operations. These discussions were not successful. The investors, financial intermediaries, and lenders informed us that our historical financial performance and existing capital structure suggested that raising new capital would be very problematic.

Simultaneously, we also had discussions with a number of individuals with expertise in the MLM industry who expressed interest in forming an alliance with us to pursue the sales of AeroGrow products through an MLM distributor network, and who expressed interest in helping to raise the funding necessary to pursue an MLM sales strategy.

As part of these discussions we met Jack Peterson, who would subsequently become a principal of Cyrano Partners, LLC (“Cyrano”), in June 2010.  Subsequent to the initial introductory meeting, AeroGrow, principally represented by J. Michael Wolfe, COO, and H. MacGregor Clarke, CFO pursued a variety of potential business options, principally with Mr. Peterson, over the course of the following nine months.

Meetings between the parties were held in July 2010 in Denver, Colorado and in Salt Lake City, Utah to discuss the potential terms of an alliance. Proposals were exchanged, but no agreements were reached as to terms that would be acceptable to the parties.  In addition, discussions with representatives of potential investors suggested that finding investors to provide the capital for the MLM initiative within AeroGrow would be problematic given the context of the existing capital structure and financial performance of AeroGrow.

In August and September 2010 the parties resumed discussions during meetings held in Boulder, Colorado and in Salt Lake City with the intent of resolving the issues identified in the earlier discussions.  Various potential business structures were discussed including AeroGrow forming a new subsidiary to pursue the MLM opportunity, AeroGrow licensing its intellectual property to a new joint venture to be formed by the parties, AeroGrow licensing its intellectual property to one of several existing MLM companies, and AeroGrow being a supplier to a newly formed independent entity.

Further discussions regarding these potential business structures were held in the fourth calendar quarter of 2010 in Boulder, Denver and Salt Lake City and the parties exchanged draft term sheets detailing the various options.  During this time Cyrano was formed by Mr. Peterson, Steve Campbell and Melyn Campbell. Meetings were held by the parties with a private equity firm with portfolio interests in the MLM industry, and with a large existing MLM company (the “Existing MLM”) regarding that company’s interest in potentially acquiring AeroGrow, or forming a joint venture with AeroGrow.  In all of the business structures, issues surrounding valuation, capital needs, investor risk mitigation, channel conflict and competition, and relative economics could not be resolved to the satisfaction of all parties.

In the first calendar quarter of 2011, the focus of discussions between the parties narrowed to forming a business alliance with the Existing MLM or pursuing a joint venture between the parties that would raise funds and operate an MLM business independently of AeroGrow.  Numerous discussions were held with the Existing MLM in Utah; however, the Existing MLM proved unwilling to invest sufficient capital to support the business concept, preferring instead to provide nominal funding in return for future option rights to acquire the AeroGrow MLM once success was assured.  At that point, talks with the Existing MLM were discontinued and the parties focused discussions on developing the joint venture approach.

In March 2011 the parties met in Boulder to finalize negotiations regarding the terms and conditions relating to a joint venture with the result being a non-binding term sheet (the “Term Sheet”) describing the joint venture transaction anticipated by the Shareholder Action.  The AeroGrow Board of Directors met on March 11, 2011 to review the status of the discussions with Cyrano, and authorized management to execute the Term Sheet.  The parties executed the Term Sheet on March 15, 2011.

 The parties met in Boulder during the period March 31 through April 2, 2011, and negotiated definitive agreements relating to the joint venture transaction.  AeroGrow’s Board of Directors was provided with a detailed summary of the proposed transaction, as well as with the definitive agreements that had been negotiated by the parties.

On April 9, 2011, the AeroGrow Board of Directors met to review the proposed transaction and adopted a resolution approving, in principle, the proposed transaction subject to numerous conditions, including shareholder approval, creditor approval and final approval of the terms of the Capital Raise for AG Worldwide.

Reasons for the Joint Venture

Our board of directors considered a number of factors that led it to accept the sale, including but not limited to:

-	our prospective investors were concerned about our viability and these concerns were impairing our ability to raise the funds necessary to support our operations;

-	Our ability to attract new customers was dependent on our ability to raise new capital; and

-
our analysis of our growth prospects, limited access to new capital, and significant level of secured and unsecured debt led the board of directors to conclude that the opportunity for stock capital appreciation was limited in our present structure. The board believes that by selling the assets and entering into a joint venture transaction with another business that has expertise in MLM, it will be possible to create a greater likelihood of share price appreciation for our stockholders.

Countervailing Considerations

Our board of directors identified and considered a number of potentially negative factors in its deliberations concerning the asset sale, including, but not limited to:

-	the risk that AG Worldwide may be unsuccessful in integrating our products into an MLM distribution network;

-
the risk that the initial Capital Raise will provide insufficient working capital and AG Worldwide will subsequently be unable to raise sufficient working capital to satisfy its operating requirements, in view of the fact that it has no operating history;

-
the risk that the potential benefits sought in the joint venture, including the receipt of payments to permit AeroGrow to service its debt, might not be realized fully, or within the time frame contemplated, if at all;

-	the possibility that the joint venture would not be completed and the effect of the abandonment of the joint venture on our ability to continue as a going concern; and

-	the charges to be incurred, primarily in the quarter in which the asset sale is completed, including transaction expenses arising from the asset sale.

No Opinion of Financial Advisor - Fairness of the Asset Sale

We have not approached or engaged any financial advisor to render a fairness opinion, from a financial point of view, with respect to the proposed joint venture.

The decision not to engage a financial advisor was made in light of our financial constraints and lack of working capital.  We felt that we could not afford the costs that would be incurred in connection with engaging such a financial advisor.

          Nevertheless, the Transaction Documents have been unanimously approved by the board of directors of AeroGrow and by the board of managers of Cyrano, including persons who would be considered disinterested members of the AeroGrow Board.  AeroGrow's board of directors consists of five members, only one of whom would be considered disinterested (Michael D. Dingman, Jr.).

Early Efforts to Market AeroGrow were Unsuccessful

As early as 2009, AeroGrow and its officers conducted efforts to either sell the company to a third party or to attract large strategic investments into the Company.  The results of these discussions and efforts, however, were unsuccessful, in some cases because no interest was generated by the other party at a price or on terms deemed reasonable by the board.

Fairness Analysis

Overview

The board of directors' goal was to establish that the proposed transaction was fair, from a financial point of view, to the shareholders of AeroGrow. In order to do that it was necessary to establish that the fair value of the cash being tendered by AG Worldwide was at least as high as the fair value of the assets being sold by AeroGrow.

In assessing the fairness of the proposed transaction, from a financial point of view, to the shareholders of AeroGrow, the board of directors considered a number of factors:

•	our results of operations and financial position;
•	our trading history;
•	market capitalizations achieved by public small companies;
•	market capitalizations achieved by larger public companies that operate in our sector;
•	due diligence performed on Cyrano by AeroGrow's officers; and
•	certain operational factors relevant to an evaluation of our current and future operations.

The board relied primarily on its knowledge of the Company's operations and the market capitalizations of public companies in reaching its conclusion.  The board did not assign any relative weight to any of the foregoing factors, but determined that all of them were material to their consideration of the fairness of the joint venture.

AeroGrow Results of Operations and Financial Position

AeroGrow's results of operations for the years ended March 31, 2010, 2009 and 2008 were net losses of $6,331,205, $10,313,514 and $9,835,921, respectively, and for the nine months ended December 31, 2010, a net loss of $5,298,365.  Our working capital at December 31, 2010 was $1,484,126, and our stockholders' equity at December 31, 2010 was $346,401.

AeroGrow Stock Trading History

We began trading on the OTC Bulletin Board (the “OTCBB”) on June 9, 2009, ticker symbol AERO, and have also been trading on the Pink Sheets Electronic OTC Market since May 4, 2009.  We traded on the NASDAQ Capital Market from June 13, 2007, to May 1, 2009, after trading on the OTCBB from January 8, 2007 to June 12, 2007 under the ticker symbol AGWI.  During the fiscal year ended March 31, 2009, our high and low reported prices were $3.75 and $0.08; during the fiscal year ended March 31, 2010 our high and low reported prices were $0.24 and $0.07, and during the fiscal year ended March 31, 2011, our high and low reported prices were $0.19 and $0.03.  With approximately 19.2 million shares of common stock and Series A Convertible Preferred Stock convertible into an additional 43.8 million shares issued and outstanding, our market capitalization is approximately $3.2 million.

Historical Transactions Analysis

The board did not identify any historical transactions that were directly comparable to the proposed joint venture.

Conclusion

After assessing the Company's operations and the stock market, our board of directors concluded that there was little likelihood of capital appreciation for AeroGrow stockholders in the next 24 months and that there was a material risk that the market capitalization of the company could decline.

The consideration to AeroGrow from AG Worldwide is significantly greater than the market capitalization of the Company.

Based on its evaluation of our operations and stock price, the board concluded that the proposed transaction is fair, from a financial point of view, to the shareholders of AeroGrow.

Procedural Safeguards

The board of directors of AeroGrow believes that sufficient procedural safeguards are present to insure the fairness of the asset sale.  The belief is based upon the following factors:

Approval of Securityholders

Approval of the Transaction Documents requires the affirmative vote of a majority of the outstanding common stock and Series A Convertible Preferred Stock of AeroGrow.

Approval of Directors

The Transaction Documents were unanimously approved by the directors of AeroGrow, including the disinterested member of the board.

Approval of Secured Creditors

The Transaction Documents will require the approval of our secured creditors, including First Western Trust Bank, a Majority in Interest of our 8% Convertible Noteholders and a Majority in Interest of our 15% Convertible Noteholders.

Unaffiliated Representatives

The board did not retain an unaffiliated representative to act solely on behalf of unaffiliated securityholders for purposes of negotiating the terms of the Transaction Documents.  However, the board believes that the terms of the transaction are fair to the unaffiliated shareholders for the reasons previously stated.

Use of Proceeds of the Joint Venture

We estimate that payments from AG Worldwide to AeroGrow, including payments under the $5.0 million note, payment of the $1.0 million preferred distribution and future distributions of net cash flow will be allocated to repay the Company’s secured and unsecured debt and to pay administrative expenses of the Company.

Risk Factors

    The proposed asset sale poses a high degree of risk for our shareholders.

The Joint Venture may not be completed even though it is approved by our shareholders and directors.

The completion of the asset sale is subject to numerous conditions.  There can be no assurances that the conditions to closing will be met and that the asset sale will be completed. If the asset sale is not completed, we will have spent a substantial amount of time and financial resources in connection with the transaction without realizing any gain.

If the joint venture is completed, we will have no proven source of continuing revenue.

If the asset sale is completed, we will transfer to AG Worldwide all of our currently productive assets.  As AG Worldwide has no history of operations, we cannot predict if we will receive the consideration we bargained for.

There is no plan to distribute any of the proceeds of the asset sale to our stockholders.

We do not intend to distribute any portion of the proceeds from AG Worldwide to our shareholders.  Our intention is to use the net proceeds of the asset sale to retire our debt.  There is no assurance our shareholders will receive any direct benefit from the transaction.

If the joint venture is completed, we will be dependent on a very small number of management personnel.

    After the joint venture is completed, we will only have a skeletal staff to deal with our administrative obligations as a debtor and reporting company.

If we are classified as an investment company, we could be subject to restrictive and costly regulation.

    If the asset sale is completed, our joint venture interest in AG Worldwide will represent a significant portion of our assets.  Because of our substantial investment in AG Worldwide, it is possible that we could be classified as an "investment company" under the Investment Company Act of 1940.  The Investment Company Act of 1940 and the rules and regulations promulgated under the act are extremely restrictive.  Compliance with the Investment Company Act of 1940 would be very costly, and it would be difficult for us to execute our business plan.  We do not believe that we will be an "investment company" after the asset sale, and we intend to conduct our activities so as to avoid being classified as such.

Information Incorporated by Reference

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C.  Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms.  You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Memorandum, and later information that we file with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a)	Annual Report on Form 10-K for the year ended March 31, 2010 as filed with the Commission on June 25, 2010.
(b)	Report on form 8-K Items 2.02, 7.01 and 9.01 dated August 12, 2010 as filed with the Commission on August 12, 2010.
(c)	Information Statement filed on Form 14C dated July 28, 2010 as filed with the Commission on July 28, 2010.
(d)	Quarterly Report on Form 10-Q for the period ended June 30, 2010 as filed with the Commission on August 12, 2010.
(e)	Report on form 8-K Items 2.03 and 3.02 dated September 17, 2010 as filed with the Commission on September 22, 2010.
(f)	Report on form 8-K Items 2.03, 3.02 and 9.01 dated October 28, 2010 as filed with the Commission on November 3, 2010.
(g)	Registration Statement on Form S-8 dated November 5, 2010 as filed with the Commission on November 5, 2010.
(h)	Report on form 8-K Items 2.02, 7.01 and 9.01 dated November 10, 2010 as filed with the Commission on November 10, 2010.
(i)	Quarterly Report on Form 10-Q for the period ended September 30, 2010 as filed with the Commission on November 10, 2010.
(j)	Report on form 8-K Items 2.02, 7.01 and 9.01 dated February 14, 2011 as filed with the Commission on February 14, 2011.
(k)	Quarterly Report on Form 10-Q for the period ended December 31, 2010 as filed with the Commission on February 14, 2011.
(l)	Report on form 8-K Items 5.02 and 9.01 dated February 9, 2011 as filed with the Commission on February 15, 2011.
(m)	Report on form 8-K Items 1.01, 8.01 and 9.01 dated April 12, 2011 as filed with the Commission on April 18, 2011.
(n)	Report on form 8-K Items 1.01 and 3.03 dated April 20, 2011 as filed with the Commission on April 26, 2011.
(o)
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference herein and to be a part of this Information Statement from the date of the filing of such reports and documents.

You may request a copy of these filings at no charge by a written or oral request to Greg Clarke, Chief Financial Officer, AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, CO.  80301; Telephone: 303-444-7755.  In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

Any statement contained in this Information Statement, in a supplement to this Information Statement or in documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement.  Any statement so modified or superseded shall not be deemed, except as to be modified or superseded, to constitute a part of this Information Statemen

Where You Can Find Additional Information

    We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

Respectfully submitted,

AEROGROW INTERNATIONAL, INC.

Date: _____________, 2011	By:________________________ Jack J. Walker, Chairman

Appendix I

TRANSACTION AGREEMENT

              This Transaction Agreement (this “Agreement”) is made and entered into effective as of the 12th day of April 2011 (the “Effective  Date”) by and among AG Worldwide, LLC, a Nevada limited liability company (“AG Worldwide”), Cyrano Partners, LLC, a Nevada limited liability company (“Cyrano”) on the one hand and AeroGrow International, Inc., a Nevada corporation (“AII”) on the other hand.

BACKGROUND

A.  AII is the manufacturer and seller of, and owns the intellectual property relating to, a product known as the “AeroGarden,” an aeroponic garden.  Cyrano is a company with significant experience in, knowledge of, and contacts associated with, multi-level marketing activities.

B.  Cyrano and AII have negotiated and agreed upon the terms of a joint venture transaction (the “Joint Venture Transaction”) to be reflected in the joint ownership by AII and Cyrano (along with an investor group and other related parties) of AG Worldwide organized on March 24, 2011 (“AG Worldwide”).  Through AG Worldwide the parties intend to expand and grow the former business of AII involving the sale of the AII aeroponic indoor gardens and related and associated items (collectively, the “AeroGrow Products”).  The Joint Venture cannot be fully consummated, however, until the following conditions (which conditions are collectively hereinafter referred to as the “Conditions Precedent” and in the singular as a “Condition Precedent.”

1.	AII must receive approvals from its creditors to release liens which such creditors have in the AII assets (the “Creditor Approval Condition”);

2.
AII must receive approvals from its shareholders approving AII’s action in entering into the Joint Venture Transaction and transferring substantially all of its asset to AG Worldwide (the “Shareholder Approval Condition”);

3.	An “Information Statement” to be submitted to the Securities and Exchange Commission (the “SEC”) must have become effective (the “SEC Compliance Condition”); and

4.	AG Worldwide must have obtained at least $3,000,000 in investment funds as a contribution to the capital of AG Worldwide (the “Capital Condition”).

C.  Pending the fulfillment of the Conditions Precedent, the parties have initiated a first step in the Joint Venture by executing and delivering the “Distributor and License Agreement” in the form set forth in Exhibit A attached.    Pursuant to the Distributor and License Agreement AG Worldwide, while owned solely by Cyrano (and any investors who may in the interim invest in AG Worldwide), shall commence distribution of the AeroGrow Products through a multi-level marketing system (the “MLM Downline”) developed by Cyrano.

i

Appendix I

D.  The parties have reached agreement with respect to other documents necessary and desirable to consummate the Joint Venture Transaction and desire to enter into this Agreement for purposes of creating mutually binding obligations with respect to the execution and delivery of certain documents and agreements upon the fulfillment of the Conditions Precedent.  The documents (the “Transaction Documents”) to be executed and delivered are as follows:

1.	The Operating Agreement (the “Operating Agreement”) of AG Worldwide, LLC in the form attached as Exhibit B to be executed by Cyrano and AII (and other parties referenced therein).

2.	A Promissory Note (the “Note”) in the form attached as Exhibit C to be executed by AG Worldwide.

3.	A Security Agreement (the “Security Agreement”) providing for collateral securing the payment of the Note in the form attached as Exhibit D to be executed by AG Worldwide.

4.	Other ancillary agreements (the “Ancillary Agreements”) referenced in and attached to the Operating Agreement to be executed by the applicable signatory identified in such attachments.

           The parties hereto, intending to be legally bound and for good and valuable consideration (including, without limitation, the mutual covenants and promises contained herein), receipt of which is hereby acknowledged, hereby agree as follows:

Section 1.   AII Covenants Relating to Conditions Precedents.   AII covenants and agrees as follows:

                                1.1   Creditor Approval Condition.  AII shall utilize its reasonable best efforts to cause the Creditor Approval Condition to be met on or before April 30, 2011.    AII shall provide to Cyrano promptly upon receipt copies of all documents and agreements and other related information relating to AII meeting the Creditor Approval Condition.

                                1.2    Shareholder Approval Condition.  AII shall utilize its reasonable best efforts to cause the Shareholder Approval Condition to be met on or before April 15, 2011.  AII shall provide to Cyrano promptly upon receipt copies of all documents and agreements and other related information relating to AII meeting the Shareholder Approval Condition.

                                1.3    Information Statement.  AII shall use its reasonable best efforts to cause the necessary “Information Statement” to be filed with the SEC on or before April 30, 2011.  AII shall provide to Cyrano a draft copy of the Information Statement three days prior to filing with the SEC and permit Cyrano to make comments thereon.   Promptly upon filing the Information Statement with the SEC AII shall provide Cyrano with a copy of the Information Statement as filed.  AII shall communicate on a regular basis with Cyrano as to the status of the Information Statement.

                                1.4   SEC Compliance Condition.  AII shall use its reasonable best efforts to cause the SEC Compliance Condition to be fulfilled as soon as possible and shall notify Cyrano immediately upon the Information Statement becoming effective.

ii

Appendix I

                                1.5    Assistance With Respect to Capital Condition.   AII shall use its reasonable best efforts to assist AG Worldwide and Cyrano to cause the Capital Condition to be met on or before June 30, 2011.  This assistance includes, but is not limited to, AII’s cooperation with all reasonable requests for, or associated with, due diligence made by any potential investor identified by AG Worldwide and Cyrano, which cooperation includes, but is not limited to, (a) providing requested financial and operational information to such potential investors, and (b) reasonably accommodating an inspection by such investor of AII’s physical facilities.

Section 2.    AG Worldwide and Cyrano Covenants.  AG Worldwide and Cyrano covenant and agree to use their respective and joint reasonable best efforts to cause the Capital Condition to be met on or before June 30, 2011.  AG Worldwide and Cyrano shall communicate on a regular basis with AII as to the status of meeting the Capital Condition.  AG Worldwide and Cyrano shall utilize reasonable best efforts to develop and build an MLM Downline with respect to the sale of the AeroGrow Products.

Section 3.   Legal Status of Parties Obligations to Meet Conditions Precedent.  None of the parties hereto are guaranteeing that the respective Conditions Precedent for which each of such parties is responsible shall be met.  Each of the parties is obligated to use its respective reasonable best efforts to cause the Conditions Precedent for which each party is responsible to be met, but the failure to cause such Conditions Precedent to occur shall not be a breach of this Agreement so long as a party uses its reasonable best efforts to cause compliance with the applicable Conditions Precedent to occur.

Section 4.    Agreement to Execute the Joint Venture Transaction Documents.  Subject to the provisions of Section 5 below, upon the occurrence of all of the Condition Precedents each of Cyrano and AII agrees to execute and deliver the Operating Agreement substantially in the form attached to this Agreement, AG Worldwide agrees to execute and deliver the Note and the Security Agreement and, as applicable, each of AG Worldwide, Cyrano and AII agrees to execute and deliver the Ancillary Documents.

Section 5.   Potential Modification of Transaction Documents.  Each of the parties agrees and acknowledges that in today’s business and investment climate it may not be reasonably possible to comply with certain of the conditions, namely the Creditor Compliance Condition and the Capital Condition, given the terms and provisions of the Transaction Documents.    If necessary in light of negotiations with creditors or potential investors, the parties agree to discuss in good faith the desirability of amending or modifying the Transaction Documents, or any of them, in order to assist in meeting the Creditor Compliance Condition and/or the Capital Condition.     Notwithstanding the foregoing, no party shall be required materially to amend or modify the Transaction Documents to achieve these objectives but the parties may mutually and voluntarily agree to modifications for the purposes described in this Section 5.Each of Cyrano and AII shall have the right to approve the terms of any investment by any third party.

Section 6.   AII Representations.   AII represents and warrants that it has full corporate power and authority to enter into this Agreement, that all corporate approvals necessary to authorize the execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for AII to enter into this Agreement and that this Agreement is legally binding on AII in accordance with its terms.

iii

Appendix I

Section 7.   Cyrano Representations.  Cyrano represents and warrants that it has full limited liability company power and authority to enter into this Agreement, that all limited liability company approvals necessary to authorize its execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for Cyrano to enter into this Agreement and that this Agreement is legally binding on Cyrano in accordance with its terms.

Section 8.   AG Worldwide Representations.  AG Worldwide represents and warrants that it has full limited liability company power and authority to enter into this Agreement, that all limited liability company approvals necessary to authorize its execution and delivery of this Agreement have been obtained, that no consent or approval of any other party or government is required for AG Worldwide to enter into this Agreement and that this Agreement is legally binding on AG Worldwide in accordance with its terms.

Section 9.   Termination.  Notwithstanding anything else herein to the contrary: (a) other than in connection with AII’s pursuit of the Shareholder Approval, in conformity with any regulatory rules or requirements, no party hereto shall disseminate any public information regarding this Agreement, any of the Transaction Documents, or the transactions contemplated herein without the express, written approval of Cyrano and AII on or before that date when the Creditor Approval Condition is met; (b) no party or member of the MLM Downline shall be released from any nondisclosure requirement on or before that date when the Creditor Approval Condition is met; (c) Cyrano shall have the right to defer the Go Live Date (as defined in Section 4 of the Distributor and License Agreement) until such time as the Creditor Approval Condition has been met; and (d) Cyrano shall have the right to (i) terminate, or (ii) defer its decision to terminate on an open-ended basis such that it may at any time thereafter choose to terminate, this Agreement and any and all obligations of AG Worldwide and Cyrano arising in connection with this Agreement, the Distributor and License Agreement, or any other of the Transaction Documents at any time after May 10, 2011, in Cyrano’s sole discretion, if the Creditor Approval Condition has not been met by May 10, 2011.  Cyrano shall give notice of any decision to defer or extend time periods under this Agreement in writing to AII.

Section 10.   Miscellaneous.

10.1  Effect of Headings; Schedules.  The subject headings of the sections of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.  All schedules to this agreement are incorporated into this agreement in their entirety.

10.2  Entire Agreement; Modification; Waiver.  This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this agreement, except for the other agreements referenced in this agreement.  This agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this agreement) and all prior and contemporaneous representations and understandings of the parties.  No supplement, modification or amendment of this agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

iv

Appendix I

10.3  Counterparts.  This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.4  Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns.

10.5  Notices.  All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally on the parties to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed at the address shown on the signature page of this agreement.  Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

10.6  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10.7  Severability.  Each term, covenant, condition or provision of this agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall remain valid and shall continue in full force and effect.

10.8  Necessary Acts.  Each party to this agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this agreement.

10.9  Attorneys’ Fees.  If either party commences or is made a party to any litigation, arbitration, mediation or other judicial or administrative proceeding ("proceeding") to enforce, interpret or obtain a declaration of rights under this agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all attorneys’ fees, costs (whether otherwise taxable or recoverable) and expenses incurred in connection with such proceeding or any appeal or enforcement of any judgment obtained in any such proceeding, including, without limitation, fees incurred in connection with post-judgment motions, contempt proceedings, garnishment, levy, debtor and third party examinations, discovery and bankruptcy litigation.  Any judgment or order entered in any proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment or order.  This attorneys' fees provision is intended to be severable from the other provisions of this agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order.

v

Appendix I

10.10 Construction.  This Agreement has been negotiated at arm’s length, and each party has been provided the opportunity to be represented by legal counsel, and to the extent it has desired to do so, each party has consulted with legal counsel with respect to this agreement.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this agreement against the party drafting it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

10.11 Reimbursement of Transaction Costs.  Upon the consummation of the Joint Venture, AG Worldwide will reimburse both Cyrano and AII for the following fees and costs incurred in connection with the creation of the Joint Venture: (a) legal fees, provided that AG Worldwide shall not reimburse AII for any legal fees in excess of $25,000 that are incurred in connection with, or relate to, compliance with Securities and Exchange Commission laws, rules, or regulations; (b) software development costs incurred by Cyrano in connection with the development of an order and payment processing system by InfoTrax Systems, L.C.; and (c) conference expenses incurred by AII relating to distributor meetings.

10.12 Evidence of Approvals.  AII agrees that it will provide to AG Worldwide and Cyrano, promptly upon receipt of the same, evidence that Creditor Approval Condition has been met and evidence that the Shareholder Approval Condition has been met.

[THIS SPACE INTENTIONALLY LEFT BLANK]

vi

Appendix I

In witness whereof, this Transaction Agreement is executed and delivered effective as of the Effective Date set forth above.

AII:

AeroGrow International, Inc.

/s/ J. Michael Wolfe
By: J. Michael Wolfe
Its: President and CEO

AG Worldwide:

AG Worldwide, LLC

/s/ Melyn Campbell
By: Melyn Campbell
Its: Manager

Cyrano:

Cyrano Partners, LLC

/s/ Melyn Campbell
By: Melyn Campbell
Its: Manager

vii

Appendix II

DISTRIBUTOR AND LICENSE AGREEMENT

This “Distributor and License Agreement” (the “Agreement”) is entered into as of April 12, 2011 (the “Effective Date”), by and between AG Worldwide, LLC, a Nevada limited liability company ("AG Worldwide"), and AeroGrow International, Inc., a Nevada corporation ("AII").

BACKGROUND

A. AII is the manufacturer and seller of a product known as the AeroGarden, an aeroponic garden product, and owns the intellectual and intangible property relating to the AeroGarden including, without limitation, patents, patents pending, trade secrets, manufacturing processes, trademarks, service marks, trade names and associated good will with respect to the “AeroGarden” and associated products and services.   For purposes of this Agreement, the term “AeroGarden” means the current AeroGarden product and all future improvements and developments related thereto and the term “AeroGarden Intangible Property” means all of the existing and future patents, patents pending, trade secrets, manufacturing processes, trademarks, service marks, trade names, logos, domain names, websites and other intellectual property developed or to be developed with respect to the AeroGarden.

B. AG Worldwide is a limited liability company formed by Cyrano Partners, LLC (“Cyrano”), for the purpose of marketing the AeroGarden by means of a multi-level marketing network (the “MLM Network”).

C. AII has reached certain conditional agreements with AG Worldwide regarding AII’s future participation as a member of AG Worldwide contingent upon AII achieving the following steps permitting AII to transfer all or substantially all of its assets to AG Worldwide in exchange for a promissory note (the “Note”) and a Member Interest in AG Worldwide (collectively, the “Required Approvals”):  (1) the required approval from its shareholders (consistent with the requirements of the Securities and Exchange Commission in connection with obtaining such shareholder approvals) (the “Shareholder Approval”); (2) the effectiveness of any “information statement” or any other notice required to be filed with, or approval received from, the Securities and Exchange Commission; and (3) the required approval from its secured creditors (the “Creditor Approval”).   The date on which the last Required Approval is obtained is referred to herein as the “Approval Date.”

D.   The process of obtaining the Required Approvals is anticipated to take several months and, and subject to the terms and conditions of this Agreement, the parties desire to enter into this Sales Agency and License Agreement to permit AG Worldwide, as an agent and licensee of AII, to sell the AeroGarden product during the period prior to the obtaining of the Required Approvals.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

Section 1.     Appointment as Distributor.

i

Appendix II

1.1    In General.   AII hereby appoints AG Worldwide to act as a distributor for the AeroGarden, and all associated products and services sold in connection with the AeroGarden (collectively the “Associated AeroGarden Items” which term shall also include future products and services developed in connection with the AeroGarden) within the following countries: the United States, Japan, the People Republic’s of China, the United Kingdom, Hong Kong, and Taiwan.  AII further grants to AG Worldwide the sole and exclusive right to sell through an MLM Network (or an “MLM Equivalent Channel,” as defined below) the AeroGarden and the Associated AeroGarden Items.   The activity of making sales through an MLM Network by AG Worldwide of the AeroGarden and Associated AeroGarden Items is hereinafter referred to as the “MLM Business.”   No other person or party (including AII) shall have the right to sell the AeroGarden and Associated AeroGarden Items through an MLM Network or through any distribution channel (an “MLM Equivalent Channel”), however described, using third party distributors or representatives that is similar to an MLM Network.     AG Worldwide shall have complete discretion to set the prices and terms for the sales of the AeroGarden in the MLM Business and to manage the marketing and sales of the same in whatever manner AG Worldwide deems desirable or necessary and, in connection therewith, AII agrees to be subject to the AII pricing covenants set forth in Section 3 below and the AII operational covenants set forth in Section 4 below.

1.2    Purchase of AeroGarden and Associated AeroGarden Items For Resale.  As a distributor of AII, AG Worldwide shall have the right to purchase from, or through, AII the AeroGarden and the Associated AeroGarden Items for resale upon the terms set forth herein.  If AG Worldwide places an order with AII, then AII shall fill such order from AII’s stock on hand.  If such order reasonably necessitates, in the reasonable discretion of both AII and AG Worldwide, the order of additional AeroGarden and Associated AeroGarden Items, then AII shall (a) place such an order on behalf of AG Worldwide by and with AII’s qualified suppliers, (b) purchase such required items on behalf of AG Worldwide, either on consignment or pursuant to any other recognized and acceptable agency arrangement, or (c) make any other arrangement necessary to permit AG Worldwide to directly acquire ownership in the additional required inventory.  It is expressly the intent of both AII and AG Worldwide hereunder that, if AII undertakes any of the actions in the preceding sentence, then AG Worldwide will pay or deposit directly with any of AII’s qualified suppliers any prepayment or deposit necessary or required and that AG Worldwide will at all times have a direct and immediate right to ownership and possession of such inventory.  AG Worldwide will make payments to AII for orders placed under this provision pursuant to Section 5.2, below.

Section 2.     Grant of License to Use the AeroGarden Intangible Property, Etc.

2.1    In General.   In connection with AG Worldwide’s activities as a sales agent for AII as set forth in Section 1, AII hereby licenses, transfers, and assigns to AG Worldwide the right to the perpetual and unlimited use of the AeroGarden Intangible Property (the “AeroGarden License”) in connection with the activities of AG Worldwide as a sales agent of AII.   AII’s grant to AG Worldwide of the to the AeroGarden License shall be non-exclusive; provided, however, that the AeroGrow License shall be an exclusive License with respect to an MLM Network and any MLM Equivalent Channel, and AII shall not give any other person selling the AeroGarden or AeroGarden Associated Items through an MLM Network or any MLM Equivalent Channel any license or right to use in any manner the AeroGarden Intangible Property.  The rights of AG Worldwide under this Agreement, with respect to the AeroGarden License, are worldwide and shall be for all markets, customers, and sales channels, and AII retains no other rights or power to grant to any other party distributing the AeroGarden or any AeroGarden Associated Items through an MLM Network or an MLM Equivalent Network the right to use or exploit for its own account the AeroGarden Intangible Property in any manner.

Appendix II

2.2    Royalties.  AeroGarden shall pay to AII an annual royalty of $100 dollars a year on the 30th day of June of each year in consideration of the AeroGrow License.

2.3    Standard of Conduct.   During the Term, AG Worldwide shall use the AeroGarden Intangible Property only in accordance with the following terms and conditions:

(A)  Quality of MLM Business.  AG Worldwide shall use its reasonable best efforts, skill and diligence in the operation of the MLM Business, and shall regulate its employees, associates, agents and independent distributors and others having a contractual relationship with AG Worldwide, so that they will be courteous and helpful to the public and to all persons purchasing the AeroGarden and Associated AeroGarden Items from AG Worldwide.

(B)   Reasonable Business Standards; Compliance With Law.  AG Worldwide shall operate the MLM Business in accordance with the reasonable business standards in marketing and selling the AeroGarden and the Associated AeroGarden Items and shall do nothing to detract from or diminish the value of the AeroGarden Intangible Property.   AG Worldwide shall conduct the MLM Business and use the AeroGarden Intangible Property in accordance with all applicable governmental laws, ordinances, rules and regulations governing the marketing and sale of the AeroGarden and the Associated AeroGarden Items.

(C)   Inspection by AII.  AG Worldwide shall permit an inspection of the MLM Business utilizing the AeroGarden Intangible Property by AII, as requested by AII from time to time, or by the authorized agents of AII, in such manner and at such times so as not to interfere with Licensee’s operation of the Business.

(D)   Submission of Advertising.  AG Worldwide shall provide AII with samples of all advertising or other literature, packages, labels and labeling not otherwise developed by AII that use any trademarks, trade names, services marks, or logos which comprise part of the AeroGarden Intangible Property.

2.4    Maintenance of AeroGarden Intangible Property.   AII shall use its reasonable best efforts in good faith to register, patent, maintain, or cause to be registered or patented and maintained, the AeroGrow Intangible Property in the United States of America and its possessions to the extent such AeroGrow Intangible Property is registerable or patentable.

2.5    Ownership of AeroGrow Intangible Property.    AG Worldwide acknowledges that it does not own the AeroGrow Intangible Property and that AII is the sole owner of all right, title and interest in and to the AeroGrow Intangible Property.  Licensee will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest.  Any and all use by Licensee of the AeroGrow Intangible Property should inure to the benefit of AII.

Appendix II

2.6    Infringement.

2.6.1   Third Party.  If AG Worldwide becomes aware that any third party is infringing upon any of the AeroGrow Intangible Property, AG Worldwide shall promptly notify AII of such infringement and AII shall demand of the infringer that such infringement cease.  If such infringement continues, AII, at its expense, shall take legal action to prevent continuance of such infringement and to collect damages on account thereof, which damages shall first be allocated to AII to cover all of its reasonable expenses in pursuing any such infringement action and all remaining damages shall be allocated among AII and AG Worldwide in proportion to the reasonable damages suffered by each.  AG Worldwide shall cooperate in any legal action brought by AII hereunder.

2.6.2   Suit Against a Party.  In the event that AG Worldwide is made a party to a legal or similar proceeding which is based in whole or in part on a claim that the use of the AeroGrow Intangible Property infringes upon any other trademark or service mark, or infringes upon any trade name or related intangible property, AII shall, at its own cost and expense, defend such claim and shall indemnify and hold AG Worldwide harmless from and against any such claims.

2.6.3   Indemnification for Infringement.  AII shall indemnify, defend, protect and hold AG Worldwide harmless from and against any and all present and future claims, demands, actions, losses, obligations, liabilities, judgments, penalties, damages, costs, and expenses of any nature whatsoever, including attorneys’ fees, arising out of, or in any way connected with, AG Worldwide’s use of the AeroGarden Intangible Property, including, without limitation, any claims by any third party that the AeroGarden Intangible Property or the use and exploitation of the AeroGarden Intangible  Property by AG Worldwide infringe upon the proprietary rights of any third parties.  The obligation of AII to indemnify, defend, and hold AG Worldwide harmless with respect to the matters described herein shall survive termination of this Agreement.

Section 3.    AII Pricing Covenants.  In consideration of AG Worldwide establishing and building the MLM Business, and for other good and valuable consideration receipt of which AII acknowledges, AII covenants and agrees that it shall not permit the AeroGarden 3” or the “AeroGarden Extra” to be offered for sale in its direct response business (which business includes, but is not limited to, its catalogue business and all business associated with AII’s website) (the “Direct Response Business”) at a price less than that price to be charged for such items in the MLM Business as determined by AG Worldwide.  Similarly, AII agrees to request all United States retail outlets selling such items to price said items at a price no less than that price to be charged for such items in the MLM Business, as determined by AG Worldwide.

Section 4.     AII Operational Covenants.  In consideration of AG Worldwide establishing and building the MLM Business, and for other good and valuable consideration, receipt of which AII acknowledges, AII covenants and agrees as follows:

(A)           As of the Go Live Date, which is, subject to Section 9 of the Transaction Agreement executed simultaneously herewith, defined as that day that is the later of April 22, 2011, or that day upon which InfoTrax Systems, L.C. (“InfoTrax”), can begin to process orders from AG Worldwide, AII shall not permit the AeroGarden or the Associated AeroGarden Items to be offered for sale in its Direct Response Business at a price less than that price to be charged for such items in the MLM Business, as determined by AG Worldwide;

Appendix II

(B)           As of the Go Live Date, AII shall cease to fulfill any and all orders for the AeroGarden or the Associated AeroGarden Items placed by any United States retail establishment or to in any manner make any inventory available to any such customers;

(C)           As of the Go Live Date, all orders for the AeroGarden or the Associated AeroGarden Items that are placed by any customer on or through any website owned, controlled, or affiliated with AII (collectively, the “Website”) shall be reported to AG Worldwide so that AG Worldwide can, and with the understanding that AG Worldwide will, factor such transactions into its MLM Business in the manner that AG Worldwide deems appropriate so that such sales can be provided as a benefit to the MLM Downline.

(D)           As of the date that the Equity Funds (defined below) are deposited into an escrow account for the use of AG Worldwide (the “Funds Date”), AeroGrow shall institute a password requirement with respect to the Website such that no person or entity who has not been assigned a password by the Funds Date shall not be able to utilize such Website to in any manner order the AeroGarden or the Associated AeroGarden Items.

Section 5.     Certain Services Provided By AII.

5.1    Nature of Services To Be Performed.  During the period which is the shorter of the “Term” (as defined in Section 6 below) of this Agreement or that period ending on December 31, 2012, AII shall provide certain services (the “Related Party Services”) to AG Worldwide as provided below in this Section 4.     It is contemplated that AG Worldwide will have only minimal employees until the date on which the Required Approvals are obtained and AII then transfers all or substantially all of its assets to AG Worldwide.  On such date as the Required Approvals are obtained, AG Worldwide shall employ such of the former employees of AII as AG Worldwide deems necessary or desirable.  Until such date as the Required Approvals are obtained, AII shall provide the following Related Party Services for the benefit of AG Worldwide:

(1)
Services in connection with the placing and fulfilling of purchase orders for inventory, and services in accounting and bookkeeping with respect to such purchase and sale of inventory and the invoicing and collection of such sales.

(2)	Services with respect to providing insurance with respect to the AeroGardens produced and Associated AeroGarden Items.
(3)	Liaison services with factories with respect to the timing, and quality of production, of the AeroGarden and the Associated AeroGarden Items.
(4)	Accounting and treasury services relating to the investment, use and application of cash flow to maximize the use of any cash flow of AG Worldwide.
(5)	Other necessary services for the MLM Business which AG Worldwide is unable to provide because of the lack of employees.

v

Appendix II

5.2    Payment.   In exchange for all orders filled by AII pursuant to Section 1.2, above, and for the Related Party Services, AG Worldwide shall make the following payments to AII:

(A)  From and after the Effective Date until the date that AG Worldwide raises the Equity Funds (the “Funds Date”), AG Worldwide shall pay to AII an amount equal to all revenues generated in the prior week by AG Worldwide in connection with the sale of the AeroGarden and the Associated AeroGarden Items, less (1) all commissions and related expenses owing with respect to the sales generating such revenues; (2) all commissions and/or fees owing to InfoTrax; (3) all other merchant fees owing with respect to the sales generating such revenues; and (4) all other reasonable costs and expenses of AG Worldwide’s ongoing business activities, so long as such costs and expenses are mutually consented to in advance by both AG Worldwide and AII, neither of which shall unreasonably withhold such consent.  This payment shall be made by the Friday of the week after the occurrence of the sale giving rise to the revenues at issue.

(B) From and after the Funds Date, AG Worldwide shall pay to AII an amount equal to AII’s full inventory cost for all items ordered, plus the direct cost of fulfillment and shipping of items ordered, plus the Administrative Charge, as calculated by AII.  AII shall calculate the Administrative Charge and bill the Administrative Charge to AG Worldwide every week, and AG Worldwide shall pay such charge within 5 days of the receipt of such bill.  “Administrative Charge” is meant to approximate the portion of AII’s overhead expense that is applicable to the services provided to AG Worldwide and shall be calculated by multiplying AII’s overhead expense for the applicable two week period by a fraction, the numerator of which is AG Worldwide’s revenues for such two week period (the “AG Revenue”), and the denominator of which is the AG Revenue plus AII’s revenues generated by its direct response sales and its retail sales and specifically excluding any and all sales to AG Worldwide for such two week period.  Once per month, on or before the last day of each month in which an Administrative Charge has been paid by AG Worldwide, each party shall have the right to examine all calculations of the Administrative Charges that have been billed to AG Worldwide, and AII agrees that it will repay to AG Worldwide any excess amounts that have been paid by AG Worldwide, and AG Worldwide agrees that it will pay to AII any amounts that should have been paid to AII but were not, as revealed by such review.  Then, once AII has transferred all or substantially all of its assets to AG Worldwide, AG Worldwide shall have the right to perform a final examination of all calculations of the Administrative Charges that have been billed to AG Worldwide, and AII agrees that it will repay to AG Worldwide any excess amounts that have been paid by AG Worldwide, and AG Worldwide agrees that it will pay to AII any amounts that should have been paid to AII but were not, as revealed by such review.

5.3    Freight Forwarding Services.  AII shall also provide to AG Worldwide all freight forwarding and shipping services necessary to insure that inventory arrives in a timely manner at the proper destination.  AII shall invoice AG Worldwide separately for all such services provided, at a price equal to AII’s cost of obtaining such services.

Appendix II

Section 6.     Term.    The term (the “Term”) of this Agreement shall commence as of the Effective Date and shall continue until the completion of AII’s transfer of all or substantially all of its assets to AG Worldwide following the Approval Date, as AII is contractually bound to do upon the receipt of the Required Approvals.  AII herein undertakes to diligently seek all Required Approvals and will use its reasonable best efforts to do the same.  Notwithstanding anything else herein to the contrary, this Agreement will terminate if AG Worldwide does not raise funds by way of an equity investment in AG Worldwide of at least $3,000,000, as contemplated by the operating agreement of AG Worldwide (the “Equity Funds”), on or before that date which is the later of (i) June 30, 2011, or (ii) the date that is 60 days after the earlier of (A) July 31, 2011, or (B) the date that the Shareholder Approvals and Creditor Approvals have been achieved.

Section 7.     Representations and Warranties of AII.  AII hereby represents and warrants to AG Worldwide that (a) AII is the exclusive owner of the AeroGarden Intangible Property free of any liens other than the liens set forth in Schedule 7, attached and incorporated hereto, encumbrances, judgments, litigation, investigations, restrictions, pledges, licenses, claims or claims of right of any nature whatsoever; (b) the use by AG Worldwide of the AeroGarden Intangible Property does not infringe any rights owned or possessed by any third party; and (c) AII has the full right and corporate authority to appoint AG Worldwide as its distributor as provided in Section 1 above and to license the AeroGarden Intangible Property to AG Worldwide as provided in Section 2 above.

Section 8.     Exclusivity and Noncompetition.  AII covenants and agrees that so long as AG Worldwide is operating the MLM Business and in existence and using the AeroGarden Intangible Property or any modifications, enhancements, improvements or derivatives thereof, AII shall not, without prior written approval of AG Worldwide, directly or indirectly, (i) own or otherwise hold a financial or ownership interest, as an owner, shareholder, member, partner, consultant or any other capacity in any person or entity that engages in a business competitive with the MLM Business of AG Worldwide; (ii) disclose, communicate or use or otherwise authorize the use of AeroGarden Intangible Property, whether or not such information is a trade secret under applicable laws; and (iii) solicit or otherwise encourage or persuade any person or entity under contract or considering business arrangements with AG Worldwide not to do business with AG Worldwide, nor shall AII or its affiliates employ or engage, attempt to employ or engage, solicit or assist anyone else to employ or engage any personnel of AG Worldwide to leave such employment or engagement.  The scope of the exclusivity and noncompetition provisions of this agreement shall apply to all current and potential markets and all existing and potential customers and sales channels of the AII, all on a worldwide basis, except that it specifically does not include AII’s continued operation of or rights to the Direct Response Business or any retail or wholesale business conducted outside the United States.

Section 9.     General Provisions.

9.1    Effect of Headings; Schedules.  The subject headings of the sections of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.  All schedules to this agreement are incorporated into this agreement in their entirety.

9.2    Entire Agreement; Modification; Waiver.  This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this agreement, except for the other agreements referenced in this agreement.  This agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this agreement) and all prior and contemporaneous representations and understandings of the parties.  No supplement, modification or amendment of this agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

Appendix II

9.3    Counterparts.  This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4    Successors and Assigns.  This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns.

9.5    Notices.  All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally on the parties to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed at the address shown on the signature page of this agreement.  Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

9.6    Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

9.7    Severability.  Each term, covenant, condition or provision of this agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall remain valid and shall continue in full force and effect.

9.8    Necessary Acts.  Each party to this agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this agreement.

9.9    Attorneys’ Fees.  If either party commences or is made a party to any litigation, arbitration, mediation or other judicial or administrative proceeding ("proceeding") to enforce, interpret or obtain a declaration of rights under this agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all attorneys’ fees, costs (whether otherwise taxable or recoverable) and expenses incurred in connection with such proceeding or any appeal or enforcement of any judgment obtained in any such proceeding, including, without limitation, fees incurred in connection with post-judgment motions, contempt proceedings, garnishment, levy, debtor and third party examinations, discovery and bankruptcy litigation.  Any judgment or order entered in any proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment or order.  This attorneys' fees provision is intended to be severable from the other provisions of this agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order.

Appendix II

9.10  Construction.  This Agreement has been negotiated at arm’s length, and each party has been provided the opportunity to be represented by legal counsel, and to the extent it has desired to do so, each party has consulted with legal counsel with respect to this agreement.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this agreement against the party drafting it is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

In witness whereof, this Distribution and License Agreement is executed and delivered effective as of the Effective Date set forth above.

AII:

AeroGrow International, Inc.

/s/ J. Michael Wolfe
By: J. Michael Wolfe
Its: President and CEO

AG Worldwide:

AG Worldwide, LLC

/s/ Melyn Campbell
By: Melyn Campbell
Its: Manager

Appendix II

SCHEDULE 7

Scheduled liens:

1.	First Western Trust Bank
2.	Holders of subordinated, secured convertible notes

x